    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1995
                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            HEWLETT-PACKARD COMPANY
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                        3571                        94-1081436
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification No.)

                              3000 HANOVER STREET
                        PALO ALTO, CALIFORNIA 94304-1181
                                 (415) 857-1501
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                               D. CRAIG NORDLUND
                                   SECRETARY
                            HEWLETT-PACKARD COMPANY
                              3000 HANOVER STREET
                        PALO ALTO, CALIFORNIA 94304-1181
                                 (415) 857-1501
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

                               PHILIP N. CARDMAN
                                   SECRETARY
                          CONVEX COMPUTER CORPORATION
                             3000 WATERVIEW PARKWAY
                            RICHARDSON, TEXAS 75080
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as
practicable after the Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
           TITLE OF EACH CLASS OF               PROPOSED MAXIMUM             AMOUNT OF
       SECURITIES TO BE REGISTERED(1)       AGGREGATE OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------
Common Stock, $1.00 par value...............      $123,648,000.00           $42,637.24
-----------------------------------------------------------------------------------------

(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Convex Computer Corporation, a Delaware corporation ("Convex"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into Convex.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                  FORM S-4 ITEM                        LOCATION IN PROXY STATEMENT/PROSPECTUS
-------------------------------------------------   --------------------------------------------
A. INFORMATION ABOUT THE TRANSACTION

  1.   Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus....   Facing Page; Cross Reference Sheet; Outside
                                                    Front Cover Page of Prospectus
  2.   Inside Front and Outside Back Cover Pages
       of Prospectus.............................   Table of Contents; Available Information;
                                                    Incorporation of Certain Documents by
                                                    Reference
  3.   Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information.............   Summary; Selected Financial Data;
                                                    Comparative Per Share Data; Market Price
                                                    Information; Risk Factors; The Merger; The
                                                    Merger Agreement and Related Agreements;
                                                    Comparison of Stockholders' Rights
  4.   Terms of the Transaction..................   Summary; The Merger; The Merger Agreement
                                                    and Related Agreements; Comparison of
                                                    Stockholders' Rights
  5.   Pro Forma Financial Information...........   Not applicable
  6.   Material Contacts with the Company Being
       Acquired..................................   Summary; The Merger; The Merger Agreement
                                                    and Related Agreements
  7.   Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters........................   Not applicable
  8.   Interests of Named Experts and Counsel....   Legal Matters
  9.   Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................   Not applicable

B. INFORMATION ABOUT THE REGISTRANT

 10.   Information with Respect to S-3
       Registrants...............................   Available Information; Incorporation of
                                                    Certain Documents by Reference; Summary; The
                                                    Merger; The Merger Agreement and Related
                                                    Agreements; Selected Financial Data;
                                                    Comparative Per Share Data; Market Price
                                                    Information
 11.   Incorporation of Certain Information by
       Reference.................................   Incorporation of Certain Documents by
                                                    Reference
 12.   Information with Respect to S-2 or S-3
       Registrants...............................   Not applicable
 13.   Incorporation of Certain Information by
       Reference.................................   Not applicable

                  FORM S-4 ITEM                        LOCATION IN PROXY STATEMENT/PROSPECTUS
-------------------------------------------------   --------------------------------------------
 14.   Information with Respect to Registrants
       Other Than S-2 or S-3 Registrants.........   Not applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

 15.   Information with Respect to S-3
       Companies.................................   Available Information; Incorporation of
                                                    Certain Documents by Reference; Summary; The
                                                    Merger; The Merger Agreement and Related
                                                    Agreements; Selected Financial Data;
                                                    Comparative Per Share Data; Market Price
                                                    Information
 16.   Information with Respect to S-2 or S-3
       Companies.................................   Not applicable
 17.   Information with Respect to Companies
       Other Than S-2 or S-3 Companies...........   Not applicable

D. VOTING AND MANAGEMENT INFORMATION

 18.   Information if Proxies, Consents or
       Authorizations are to be Solicited........   Outside Front Cover Page; Summary; The
                                                    Special Meeting; The Merger; The Merger
                                                    Agreement and Related Agreements; Comparison
                                                    of Stockholders' Rights; Other Matters
 19.   Information if Proxies, Consents or
       Authorizations are not to be Solicited or
       in an Exchange Offer......................   Not applicable

                          CONVEX COMPUTER CORPORATION
                             3000 WATERVIEW PARKWAY
                            RICHARDSON, TEXAS 75080

                               November   , 1995

TO: THE STOCKHOLDERS OF CONVEX COMPUTER CORPORATION

Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of Convex Computer Corporation ("Convex") to be held at 10:00 a.m., local time,
on December   , 1995 at the UTD Conference Center Auditorium, 2601 North Floyd
Road, Richardson, Texas 75080 (the "Special Meeting").

     At the Special Meeting you will be asked to consider and vote on the following proposals:

     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 21, 1995, by and among Hewlett-Packard Company ("HP"), Gemini Project Corporation, a wholly-owned subsidiary of HP ("Subsidiary"), and Convex, and to approve the merger (the "Merger") of Subsidiary with and into Convex pursuant to the Merger Agreement. As a result of the Merger, Convex will become a wholly-owned subsidiary of HP and each share of common stock of Convex will be converted into that fraction of a share of HP Common Stock as is determined by dividing $4.83 by the average closing price of HP Common Stock for the ten day trading period ending two trading days prior to the effective time of the Merger.

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF CONVEX HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CONVEX AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Details of the proposed Merger and other important information concerning HP and Convex are more fully described in the accompanying Proxy
Statement/Prospectus. Please give this material your careful attention.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Robert J. Paluck
                                          Chairman of the Board and
                                          Chief Executive Officer

                          CONVEX COMPUTER CORPORATION
                             3000 WATERVIEW PARKWAY
                            RICHARDSON, TEXAS 75080

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD DECEMBER    , 1995

TO THE STOCKHOLDERS OF CONVEX COMPUTER CORPORATION:

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Convex Computer Corporation, a Delaware corporation ("Convex"), will be held at 10:00
a.m., local time, on December   , 1995, at the UTD Conference Center Auditorium,
2601 North Floyd Road, Richardson, Texas 75080 (the "Special Meeting"), to consider and vote upon the following proposals:

     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 21, 1995, by and among Hewlett-Packard Company ("HP"), Gemini Project Corporation, a wholly-owned subsidiary of HP ("Subsidiary"), and Convex and to approve the merger (the "Merger") of Subsidiary with and into Convex pursuant to the Merger Agreement. As a result of the Merger, Convex will become a wholly-owned subsidiary of HP and each share of common stock of Convex will be converted into that fraction of a share of HP common stock as is determined by dividing $4.83 by the average closing price of HP common stock for the ten trading day period ending two trading days prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/Prospectus accompanying this Notice.

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Details of the proposed Merger and other important information concerning HP and Convex are more fully described in the accompanying Proxy
Statement/Prospectus. Please give this material your careful attention.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

     YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          Sincerely,

                                          Philip N. Cardman
                                          Secretary

Richardson, Texas
November   , 1995

[LOGO]                                                                    [LOGO]

                          CONVEX COMPUTER CORPORATION
                                PROXY STATEMENT
                            ------------------------

                            HEWLETT-PACKARD COMPANY
                                   PROSPECTUS
                            ------------------------

     This Proxy Statement/Prospectus is being furnished to holders of common stock, $.01 par value ("Convex Common Stock"), of Convex Computer Corporation, a Delaware corporation ("Convex"), in connection with the solicitation of proxies by the Board of Directors of Convex (the "Convex Board") for use at a special meeting of Convex stockholders (the "Special Meeting") to be held at 10:00 a.m.,
local time, on December   , 1995, at the UTD Conference Center Auditorium, 2601
North Floyd Road, Richardson, Texas 75080, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of Convex.

     This Proxy Statement/Prospectus constitutes a prospectus of Hewlett-Packard Company, a California corporation ("HP"), with respect to the issuance and delivery of shares of common stock, $1.00 par value, of HP ("HP Common Stock") in connection with the merger (the "Merger") of Gemini Project Corporation, a Delaware corporation and wholly-owned subsidiary of HP ("Subsidiary"), with and into Convex, pursuant to the Agreement and Plan of Merger, dated as of September 21, 1995, by and among HP, Subsidiary and Convex (the "Merger Agreement"). As a result of the Merger, Convex will become a wholly-owned subsidiary of HP. Upon the effectiveness of the Merger (the "Effective Time"), (i) each outstanding share of Convex Common Stock will be converted into that fraction of a share (the "Conversion Fraction") of HP Common Stock as is determined by dividing $4.83 by the average closing price of HP Common Stock for the ten trading day period ending two trading days prior to the Effective Time, and (ii) each outstanding option to purchase Convex Common Stock will thereafter constitute an option to acquire that number of whole shares of HP Common Stock equal to the number of shares of Convex Common Stock issuable with respect to such option multiplied by the Conversion Fraction, at a price equal to the exercise price per share of Convex Common Stock divided by the Conversion Fraction.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
  NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
    OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     This Proxy Statement/Prospectus and the accompanying form of proxy are
first being mailed to stockholders of Convex on or about             , 1995.

       The date of this Proxy Statement/Prospectus is             , 1995.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        -----
AVAILABLE INFORMATION.................................................................      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................      1
SUMMARY...............................................................................      3
  Business of HP......................................................................      3
  Business of Convex..................................................................      4
  Date and Place of the Special Meeting...............................................      4
  The Merger; Purpose of the Special Meeting..........................................      4
  Stockholders Entitled to Vote.......................................................      5
  Vote Required.......................................................................      5
  Recommendation......................................................................      5
  Effective Time of the Merger........................................................      5
  Solicitation of Other Proposals.....................................................      6
  Conditions to the Merger............................................................      6
  Termination.........................................................................      6
  Exchange of Certificates............................................................      6
  Accounting Treatment................................................................      7
  Certain Federal Income Tax Consequences.............................................      7
  Regulatory Matters..................................................................      7
  Certain Legal Proceedings...........................................................      7
  No Appraisal Rights.................................................................      8
SELECTED FINANCIAL DATA...............................................................      9
COMPARATIVE PER SHARE DATA............................................................     11
MARKET PRICE INFORMATION..............................................................     12
RISK FACTORS..........................................................................     13
THE SPECIAL MEETING...................................................................     14
  General.............................................................................     14
  Matters to Be Considered at the Special Meeting; Recommendation of the Convex
     Board............................................................................     14
  Record Date; Voting at the Special Meeting; Vote Required...........................     14
  Proxies.............................................................................     15
THE MERGER............................................................................     16
  General.............................................................................     16
  Background of the Merger............................................................     16
  Convex's Reasons for the Merger.....................................................     19
  Analysis of the Merger and Alternatives.............................................     20
  Role of Investment Banks............................................................     23
  Recommendation of the Convex Board..................................................     24
  HP's Reasons for the Merger.........................................................     24
  Accounting Treatment................................................................     24
  Certain Federal Income Tax Consequences.............................................     24
  Regulatory Matters..................................................................     25
  Certain Legal Proceedings...........................................................     25
THE MERGER AGREEMENT AND RELATED AGREEMENTS...........................................     27
  Effective Time of the Merger........................................................     27
  Corporate Structure After the Merger................................................     27
  Conversion of Shares................................................................     27
  Treatment of Convex Stock Option Plans and Employee Stock Purchase Plan.............     28
  Conduct of Business of Convex Pending the Merger....................................     28
  Solicitation of Other Proposals.....................................................     29
  Certain Covenants...................................................................     29
  Conditions to the Merger............................................................     29

                                                                                        PAGE
                                                                                        -----
  Termination; Amendment..............................................................     30
  Fees and Expenses...................................................................     31
  Agreements of Convex Affiliates.....................................................     31
COMPARISON OF STOCKHOLDERS' RIGHTS....................................................     32
EXPERTS...............................................................................     35
LEGAL MATTERS.........................................................................     35
OTHER MATTERS.........................................................................     35
ANNEX A: AGREEMENT AND PLAN OF MERGER

                             AVAILABLE INFORMATION

     HP and Convex are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by HP and Convex can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, the common stock of each of HP and Convex is listed on the New York Stock Exchange ("NYSE"). Copies of reports, proxy statements and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     HP has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the HP Common Stock to be issued by HP in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and reference is hereby made to the Registration Statement for further information regarding HP and the HP Common Stock. Copies of the Registration Statement may be obtained from the Commission's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by HP with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended October 31, 1994.

     2. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1995.

     3. Quarterly Report on Form 10-Q for the fiscal quarter ended April 30,
        1995.

     4. Quarterly Report on Form 10-Q for the fiscal quarter ended July 31,
        1995.

     5. The description of HP's capital stock contained in HP's Registration Statement under the Exchange Act filed on or about November 6, 1957 and the Amended and Restated Articles of Incorporation which appeared as
        Exhibit 3(i) to the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995.

     The following documents filed by Convex with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

     1. Annual Report on Form 10-K for the year ended December 31, 1994.

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

     All documents filed by HP and Convex pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR HP DOCUMENTS SHOULD BE DIRECTED TO HEWLETT-PACKARD COMPANY, 3000 HANOVER STREET, PALO ALTO, CALIFORNIA 94304 (TELEPHONE (415) 857-1501), ATTENTION: SECRETARY. REQUESTS FOR CONVEX DOCUMENTS SHOULD BE DIRECTED TO CONVEX COMPUTER CORPORATION, 3000 WATERVIEW PARKWAY, RICHARDSON, TEXAS 75080 (TELEPHONE (214) 497-4000),
ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE PRIOR TO DECEMBER   , 1995.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY HP OR BY CONVEX. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    SUMMARY

     The following is a summary of certain information about HP, Convex, the Merger and the Merger Agreement and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, the annex hereto and the documents incorporated herein by reference. Stockholders are urged to read this Proxy Statement/Prospectus and the accompanying annex in their entirety. See "Risk Factors" for certain information that should be considered by the stockholders of Convex.

BUSINESS OF HP

     Hewlett-Packard Company, together with its consolidated subsidiaries, is engaged worldwide in the design, manufacture and service of electronic equipment and systems for measurement, computation and communications. HP offers a wide variety of systems and standalone products, including computer systems, personal computers, printers and other peripheral products, electronic test equipment and systems, medical electronic equipment, calculators and other personal information products, solid state components and instrumentation for chemical analysis. These products are used in industry, business, engineering, science, education and medicine.

     HP's computers, computer systems, personal information products, personal peripheral products and other peripherals are used in a variety of applications, including scientific and engineering computation and analysis, instrument control and business information management. HP's core computing products and technologies include its PA-RISC architecture for systems and workstations and software infrastructure for open systems. HP's general-purpose computers and computer systems include scalable families of systems, servers and personal computers for use in the home, small workgroups, larger departments and entire data centers. HP offers software programming services, network services, distributed system services and data management services. Customers of HP's computers, computer systems and software infrastructure products include original equipment manufacturers, dealers, value-added resellers and retailers, as well as end users for a variety of applications.

     HP's peripheral products include a variety of system and desktop printers, such as the HP LaserJet family; the HP DeskJet family, which is based on HP's thermal inkjet technology; a family of graphic plotters and page scanners; video display terminals; disk (magnetic and optical) and tape drives and related autochangers.

     HP also produces measurement systems for use in electronics, medicine and analytical chemistry. Test and measurement instruments include voltmeters and multimeters that measure voltage, current and resistance; counters that measure the frequency of an electrical signal; oscilloscopes and logic analyzers that measure electrical changes in relation to time; signal generators that provide the electrical stimulus for the testing of systems and components; specialized communications and semiconductor test equipment; video servers used in broadband information networks; and atomic frequency standards, which are used in accurate time-interval and timekeeping applications. Instruments for medical applications include continuous monitoring systems for critical-care patients, medical data-management systems, fetal monitors, electrocardiographs, cardiac catheterization laboratory systems, blood gas measuring instruments, diagnostic ultrasonic imaging systems and cardiac defibrillators. Instruments for analytical applications include gas and liquid chromatographs, mass spectrometers, laboratory data systems and spectrophotometers.

     HP also manufactures electronic component products consisting principally of microwave semiconductor, fiber-optic and optoelectronic devices, including light-emitting diodes (LEDs). The products primarily are sold to other manufacturers for incorporation into their electronic products but also are used in many of HP's products.

     HP provides service for its equipment, systems and peripherals, including support and maintenance services, parts and supplies for design and manufacturing systems, office and information systems, general-purpose instruments, computers and computer systems, peripherals and network products.

     HP has approximately 600 sales offices and distributorships in more than 120 countries.

     HP's principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Its telephone number is (415) 857-1501.

BUSINESS OF CONVEX

     Convex Computer Corporation designs, manufactures, markets and supports high performance computers for engineering, scientific and technical users. Convex's current products include multiple processor Exemplar scalable parallel processing ("SPP") systems, single and multiple processor C Series scalar/vector systems and related software.

     Exemplar SPP systems are based on HP's PA-RISC microprocessors and have an operating system that is compatible with HP's HP-UX operating system. As a result, application software written for HP's PA-RISC-based workstation products will generally operate on Exemplar SPP systems without modification. Exemplar SPP systems utilize a distributed, scalable operating system that has a shared view of distributed memory. They also have a development and computing environment that is easily integrated with other computing resources. Current systems may include up to 128 processors with scalable memory, input/output capability and operating system features that are balanced with the processing capability of a specific configuration.

     Convex C Series supercomputer systems use all three forms of processing common in scientific and engineering applications: scalar processing, in which operations are performed on one element at a time; vector processing, in which simultaneous operations occur on arrays of data; and parallel processing, in which two or more processors simultaneously operate on different portions of a program. During 1994, Convex introduced its fourth generation scalar/vector supercomputer, the C4 series.

     Convex systems are used by scientists, engineers and other technical users to design and develop new products and structures, to simulate physical and other phenomena, to perform advanced research and to manage and analyze the volumes of data generated or collected by modern computer networks. They are typically integrated with third party applications software to analyze and solve computationally intensive problems. For example, third party mechanical computer-aided engineering applications, such as MSC/NASTRAN and ANSYS, are used to perform structural analysis of automobile components and other products. Researchers supplement traditional laboratory environments with complex numerical simulations to advance the state-of-the-art in medicine, environmental science, oceanography, chemistry and other fields. Government and defense industry customers use Convex systems in a variety of areas, including computational fluid dynamics, signal and image processing, telemetry, cryptography and pattern recognition. In the oil and gas industry, Convex systems are used to process and interpret seismic data, to analyze well logs and to model reservoir behavior.

     Convex sells and services its products through direct sales offices located around the world and a distribution network which includes HP. Convex hardware and software experts provide telephone and on-site support services, including training, preventative maintenance and problem resolution services, for systems installed in 48 countries.

     Convex is a Delaware corporation and its principal executive offices are located at 3000 Waterview Parkway, Richardson, Texas 75080. Its telephone number at that location is (214) 497-4000.

DATE AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held on December   , 1995, at 10:00 a.m., local
time, at the UTD Conference Center Auditorium, 2601 North Floyd Road, Richardson, Texas 75080.

THE MERGER; PURPOSE OF THE SPECIAL MEETING

     The Merger. As a result of the Merger, each outstanding share of Convex Common Stock will be converted into the right to receive the Conversion Fraction of a share of HP Common Stock. Cash will be paid in lieu of issuance of fractional shares. Upon consummation of the Merger, each then outstanding option to purchase Convex Common Stock will be assumed by HP and will thereafter constitute an option to acquire that number of shares of HP Common Stock equal to the number of shares of Convex Common Stock issuable with respect to such option multiplied by the Conversion Fraction, at a price equal to the exercise price per share of Convex Common Stock divided by the Conversion Fraction. Subject to the consummation of the Merger, Convex will apply the funds credited as of the last payday on or prior to the Effective Time in each participant's payroll withholdings account under the Convex 1995 Employee Stock Purchase Plan to the purchase of whole shares of Convex Common Stock. After the Effective Time, the 6% Convertible Subordinated Debentures due March 1, 2012 (the "Debentures") issued by Convex will be convertible, at the option of the holders, into whole shares of HP Common Stock at a conversion price determined by dividing $21.75, the current price at which the Debentures are convertible into Convex Common Stock, by the Conversion Fraction. HP will not succeed to the rights and obligations of Convex under the Indenture dated as of March 1, 1987 relating to the Debentures (the "Indenture") at the Effective Time. See "The Merger Agreement and Related
Agreements -- Conversion of Shares" and "-- Treatment of Convex Stock Option Plans and Employee Stock Purchase Plan."

     Purpose of the Special Meeting. At the Special Meeting, the stockholders of Convex will consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Special Meeting -- Matters to Be Considered at the Special Meeting."

STOCKHOLDERS ENTITLED TO VOTE

     The close of business on October   , 1995 is the record date (the "Record
Date") for determining the holders of Convex Common Stock entitled to vote at the Special Meeting. At that date, 26,791,532 shares of Convex Common Stock were outstanding and were held by approximately 1,703 holders of record. At that date, directors and executive officers of Convex and their affiliates may be deemed to beneficially own approximately 4.7% (excluding any outstanding options that are exercisable by those persons) of the outstanding shares of Convex Common Stock. In addition, HP owns approximately 4.5% of the outstanding shares of Convex Common Stock. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

VOTE REQUIRED

     Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the shares of Convex Common Stock outstanding as of the Record Date. Approximately 9.2% of the shares of the Convex Common Stock is held by HP and the directors and executive officers of Convex and their affiliates. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

RECOMMENDATION

     After careful consideration, the Convex Board has unanimously approved the Merger and the Merger Agreement and recommends that holders of Convex Common Stock vote "FOR" the approval and adoption of the Merger Agreement and approval of the Merger. The Convex Board will not receive a fairness opinion in connection with this transaction. See "The Merger -- Convex's Reasons for the Merger" and "-- Analysis of the Merger and Alternatives; Recommendation of the Convex Board."

     The Executive Committee of the Board of Directors of HP has approved the Merger Agreement and the issuance of HP Common Stock in the Merger. See "The Merger -- HP's Reasons for the Merger."

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will become effective upon such filing. See "The Merger Agreement and Related Agreements -- Effective Time of the Merger."

SOLICITATION OF OTHER PROPOSALS

     Nothing in the Merger Agreement prevents the Convex Board from soliciting or encouraging, or from considering or negotiating, another proposal for a merger or similar transaction (an "Acquisition Proposal"). Convex, through its financial advisors, PaineWebber Incorporated ("PaineWebber"), has commenced efforts to solicit alternative proposals from potential acquirors. In addition, nothing in the Merger Agreement prevents the Convex Board from approving or recommending an Acquisition Proposal if the Convex Board determines that such Acquisition Proposal would result in a transaction more favorable to Convex's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (a "Superior Proposal"). If Convex accepts or recommends to its stockholders a Superior Proposal and either HP or Convex terminates the Merger Agreement, Convex will be required to pay to HP the sum of $3,750,000, plus HP's expenses. See "The Merger -- Analysis of the Merger and Alternatives; Recommendation of the Convex Board" and "The Merger Agreement and Related Agreements -- Solicitation of Other Proposals," "-- Termination; Amendment" and "-- Fees and Expenses."

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including that: (i) the Merger has been approved by the requisite vote of the stockholders of Convex; (ii) any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or been terminated; (iii) the Registration Statement has become effective and no stop order suspending the effectiveness thereof is in effect; (iv) no order, statute, rule, regulation, executive order, decree or judgment has been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger; (v) no injunction, restraining order or other order has been issued that prohibits, restrains, seeks to invalidate or seeks to set aside consummation of the Merger; (vi) HP and Convex each have received from the other party certificates to the effect that such party has performed and complied with the agreements and obligations contained in the Merger Agreement and that the representations and warranties of such party are true and correct in all material respects as of the Effective Time;
(vii) HP has received certain letters from Ernst & Young LLP and Price Waterhouse LLP relating to the accounting treatment of the Merger; and (viii) since the date of the Merger Agreement, there has been no material adverse change in, and no event, occurrence or development in the business of either Convex or HP that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of either Convex or HP and its respective subsidiaries, taken as a whole. At any time prior to the Effective Time, to the extent legally allowed, Convex (without the approval of its stockholders) and HP may waive compliance with any of the agreements or satisfaction of any of the conditions to closing contained in the Merger Agreement for the benefit of that company. See "The Merger Agreement and Related Agreements -- Conditions to the Merger."

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Convex, under the circumstances specified in the Merger Agreement, including, without limitation, by mutual consent of HP and Convex, by either party if the Merger is not consummated by January 31, 1996, and by either party if Convex accepts or recommends to its stockholders a Superior Proposal. Under certain circumstances, Convex may be required to pay a termination fee if the Merger Agreement is terminated. See "The Merger Agreement and Related Agreements -- Termination; Amendment" and "-- Fees and Expenses."

EXCHANGE OF CERTIFICATES

     If the Merger becomes effective, HP will mail to each record holder of Convex Common Stock a notice and form of letter of transmittal advising the holder of the procedure for surrendering certificates representing Convex Common Stock in exchange for certificates representing whole shares of HP Common Stock to which the holder is entitled and cash payments in lieu of fractional shares. See "The Merger Agreement -- Conversion of Shares."

     CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL
                                  IS RECEIVED.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16. It is a condition to HP's obligation to consummate the Merger that HP has received letters from Ernst & Young LLP and Price Waterhouse LLP to the effect that such accounting treatment is appropriate. See "The Merger -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is expected to qualify as a tax-deferred reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") with respect to the Merger. Consummation of the Merger is not conditioned on the receipt of opinions from counsel as to the tax consequences of the Merger. Further, cash received in lieu of fractional shares will be taxable. Holders of Convex Common Stock should consult with their tax advisors with respect to the federal, state, local and foreign tax consequences of the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

REGULATORY MATTERS

     Under the HSR Act, and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. HP and Convex have each filed with the FTC and the Antitrust Division a Notification and Report Form with respect to the Merger. The waiting period under the HSR Act commenced on October 6, 1995. See "The Merger -- Regulatory Matters."

CERTAIN LEGAL PROCEEDINGS

     On September 22, 1995, an action titled Joanne Hoffman v. Robert J. Paluck, Steven J. Wallach, Erich Block, H. Berry Cash, Max D. Hopper, Sam K. Smith, Howard D. Wolfe, Convex Computer Corporation and Hewlett-Packard Company (the "Hoffman Action") was filed in the State of Delaware against Convex, HP and the individual members of the Convex Board. The Hoffman Action alleges, among other things, that the proposed price per share for the Common Stock of Convex in the pending merger between Convex and a wholly-owned subsidiary of HP is unfairly low and does not accurately reflect the intrinsic value of the Convex Common Stock. The Hoffman Action further alleges that the members of the Convex Board breached their fiduciary duties to Convex by failing to conduct an auction of Convex before signing the Merger Agreement and that the Convex Board failed to exercise independent judgment in agreeing to the Merger. The Hoffman Action alleges that HP owes a fiduciary duty to the stockholders of Convex. The Hoffman Action requests, among other things, that the court enjoin the consummation of the Merger, as well as unspecified damages, and certification as a class action.

     On October 2, 1995, a second action titled Gail Gomberg v. Robert J. Paluck, Steven J. Wallach, Erich Block, H. Berry Cash, Max D. Hopper, Sam K. Smith, Howard D. Wolfe, Convex Computer Corporation and Hewlett-Packard Company (the "Gomberg Action") was filed in the State of Delaware against Convex, HP and the Convex Board. The Gomberg Action alleges, among other things, that the Merger is unfair to Convex and its stockholders for the following reasons: (i) the Convex Board did not conduct an auction before entering into the Merger Agreement, (ii) the price offered for shares of Convex Common Stock in the Merger was below the market price on the date that the Merger Agreement was signed, (iii) the Merger will deny the Convex stockholders the right to maximize the value of their securities through the loss of a premium that could be available from other suitors, and (iv) by conducting the foregoing acts, the Convex Board breached their fiduciary duties to Convex and its stockholders. The Gomberg Action also alleges that HP aided and abetted the members of the Convex Board in breaching their fiduciary duties. The Gomberg Action seeks an injunction against the Merger, as well as unspecified damages, certification as a class action and other forms of relief.

     On October 3, 1995, a third action titled Glenn Faegenburg v. Convex Computer Corporation, Robert J. Paluck, Steven J. Wallach, Erich Block, H. Berry Cash, Max D. Hopper, Sam K. Smith and Howard D. Wolfe (the "Faegenburg Action") was filed in the State of Delaware against Convex and the individual members of the Convex Board. The Faegenburg Action alleges, among other things, that the proposed price per share is unfairly low and that the members of the Convex Board breached their fiduciary duties to the Convex stockholders. The Faegenburg Action seeks an injunction against the Merger, as well as unspecified damages and certification as a class action as well as other forms of relief.

     While no assurance can be given as to the result of the above described actions, HP and Convex believe that each of the above actions lack merit and intend to defend these actions vigorously.

NO APPRAISAL RIGHTS

     Convex is incorporated in the State of Delaware, and, accordingly, is governed by the provisions of the Delaware General Corporation Law (the "Delaware Law"). Pursuant to Section 262(b)(1) of the Delaware Law, the stockholders of Convex are not entitled to appraisal rights in connection with the Merger because Convex Common Stock is listed on the NYSE and such stockholders will receive as consideration in the Merger only shares of HP Common Stock, which shares will also be listed on the NYSE as of the closing of the Merger, and cash in lieu of fractional shares. See "Comparison of Stockholders' Rights."

                            SELECTED FINANCIAL DATA

     The following selected financial data of HP and Convex has been derived from their respective historical consolidated financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference into this Proxy
Statement/Prospectus.

                            HEWLETT-PACKARD COMPANY
                                  (UNAUDITED)

                                       FOR THE
                                     NINE MONTHS
                                        ENDED
                                      JULY 31,                FOR THE YEAR ENDED OCTOBER 31,
                                  -----------------   -----------------------------------------------
                                   1995      1994      1994      1993      1992      1991      1990
                                  -------   -------   -------   -------   -------   -------   -------
                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND EMPLOYEES)
U.S. orders.....................  $10,333   $ 8,285   $11,692   $ 9,462   $ 7,569   $ 6,484   $ 6,143
International orders............   13,425    10,186    13,658    11,310     9,192     8,192     7,342
                                  -------   -------   -------   -------   -------   -------   -------
Total orders....................  $23,758   $18,471   $25,350   $20,772   $16,761   $14,676   $13,485
Net revenue.....................  $22,471   $17,989   $24,991   $20,317   $16,410   $14,494   $13,233
Earnings from operations........  $ 2,631   $ 1,779   $ 2,549   $ 1,879   $ 1,404   $ 1,210   $ 1,162
Earnings before effect of 1992
  accounting change.............  $ 1,755   $ 1,123   $ 1,599   $ 1,177   $   881   $   755   $   739
Net earnings....................  $ 1,755   $ 1,123   $ 1,599   $ 1,177   $   549   $   755   $   739
Per share (1), (2):
  Earnings before effect of 1992
  accounting change.............  $  3.34   $  2.15   $  3.07   $  2.33   $  1.75   $  1.51   $  1.53
  Net earnings..................  $  3.34   $  2.15   $  3.07   $  2.33   $  1.09   $  1.51   $  1.53
  Cash dividends................  $  0.70   $  0.55   $  0.55   $  0.45   $  0.36   $  0.24   $  0.21
At period-end:
  Total assets..................  $22,626   $18,503   $19,567   $16,736   $13,700   $11,973   $11,395
  Employees.....................   99,900    97,900    98,400    96,200    92,600    89,000    92,200

---------------
(1) All per share amounts have been restated to reflect the retroactive effect of the March 1995 2-for-1 stock split.

(2) HP adopted, effective as of the beginning of the 1992 fiscal year, Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." The adoption of SFAS No. 106 resulted in a one-time charge to net earnings of $332 million in the first quarter, after a reduction for income taxes of $212 million, representing the transition effect of adopting SFAS No. 106 as of the beginning of 1992.

                          CONVEX COMPUTER CORPORATION
                                  (UNAUDITED)

                            FOR THE
                           SIX MONTHS
                             ENDED
                            JUNE 30,                          YEARS ENDED DECEMBER 31,
                       ------------------      ------------------------------------------------------
                        1995        1994        1994        1993        1992        1991        1990
                       ------      ------      ------      ------      ------      ------      ------
                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
Operating data:
  Revenue.........     $   70      $   63      $  144      $  193      $  232      $  198      $  209
  Operating income
     (loss).......     $  (14)     $  (47)(1)  $  (59)(1)  $  (61)(1)  $    6      $   (9)     $   25
  Net income
     (loss).......     $  (15)     $  (48)     $  (61)     $  (64)     $    3      $   (7)     $   18
  Net income
     (loss) per
     share........     $ (.57)     $(1.85)     $(2.35)     $(2.53)     $  .11      $ (.31)     $  .88
  Shares used in
     computing
     earnings per
     share........         27          26          26          25          25          22          21
Balance sheet
  data:
  Working
     capital......     $   50      $   66      $   64      $  104      $  151      $  144      $  151
  Total assets....     $  163      $  204      $  186      $  254      $  312      $  273      $  267
  Total long-term
     debt.........     $   60      $   64      $   63      $   68      $   71      $   64      $   64
  Shareholders'
     equity.......     $   45      $   68      $   58      $  112      $  174      $  146      $  143

---------------

(1) Includes restructuring and other charges of $18 million in 1994 and $36 million in 1993.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of HP and Convex and certain Equivalent Convex per share data. The Equivalent Convex per share data is calculated based on HP historical data and an assumed exchange ratio in the Merger of 0.0586 of a share of HP Common Stock for each share of Convex Common Stock outstanding based on the average closing price ($82.41) of HP Common Stock for the ten trading day period ended October 9, 1995 (11 trading days prior to the initial filing of this Proxy Statement/Prospectus). Pro forma HP data giving effect to the Merger on a pooling of interests basis has not been presented because it is not materially different from historical HP information. All stock splits have been retroactively reflected herein.

                                                                              YEAR ENDED OCTOBER 31
                                                        NINE MONTHS ENDED     ----------------------
                                                          JULY 31, 1995        1994    1993    1992
                                                        -----------------     ------   -----   -----
                                                                        (UNAUDITED)
HISTORICAL -- HP
  Earnings per share before 1992 accounting
     change.........................................         $  3.34          $ 3.07   $2.33   $1.75
  Cash dividends per share..........................         $  0.70          $ 0.55   $0.45   $0.36
  Book value per share..............................         $ 22.08          $19.48

                                                                             YEAR ENDED DECEMBER 31
                                                       SIX MONTHS ENDED      -----------------------
                                                         JUNE 30, 1995        1994     1993    1992
                                                       -----------------     ------   ------   -----
                                                                        (UNAUDITED)
HISTORICAL -- CONVEX
  Net income (loss) per share......................         $ (0.57)         $(2.35)  $(2.53)  $0.11
  Cash dividends per share.........................              --              --       --      --
  Book value per share.............................         $  1.69          $ 2.19

                                                                              YEAR ENDED OCTOBER 31
                                                        NINE MONTHS ENDED     ----------------------
                                                          JULY 31, 1995        1994    1993    1992
                                                        -----------------     ------   -----   -----
                                                                        (UNAUDITED)
EQUIVALENT CONVEX PER SHARE DATA
  Earnings per share before 1992 accounting
     change.........................................         $  0.20          $ 0.18   $0.14   $0.10
  Cash dividends per share..........................         $  0.04          $ 0.03   $0.03   $0.02
  Book value per share..............................         $  1.29          $ 1.14

                            MARKET PRICE INFORMATION

     The following tables set forth the range of high and low sales prices reported on the NYSE Composite Transactions for each of HP Common Stock and Convex Common Stock for the periods indicated. The closing prices for HP Common Stock and Convex Common Stock on the NYSE Composite Transactions on September 21, 1995, the last trading day prior to public announcement of the Merger, were $83 1/4 and $5 5/8, respectively. The closing prices for the HP Common Stock and
Convex Common Stock on November   , 1995, the latest practicable trading day
before the printing of this Proxy Statement/Prospectus, were $          and
$          , respectively. Share prices for HP Common Stock have been restated
to reflect the March 1995 two-for-one stock split.

                                                                          LOW        HIGH
                                                                          ----       ----
    HP COMMON STOCK
    FISCAL 1993
    First Quarter ended January 31, 1993..............................    27 11/16   37 1/16
    Second Quarter ended April 30, 1993...............................    33 11/16   39 1/8
    Third Quarter ended July 31, 1993.................................    35 1/2     43 3/4
    Fourth Quarter ended October 31, 1993.............................    32 3/8     37 13/16
    FISCAL 1994
    First Quarter ended January 31, 1994..............................    35 3/4     43 3/8
    Second Quarter ended April 30, 1994...............................    38         46
    Third Quarter ended July 31, 1994.................................    36         40 15/16
    Fourth Quarter ended October 31, 1994.............................    39 3/16    48 15/16
    FISCAL 1995
    First Quarter ended January 31, 1995..............................    45 15/16   53 11/16
    Second Quarter ended April 30, 1995...............................    50 1/8     66 3/8
    Third Quarter ended July 31, 1995.................................    63 3/4     83 3/4
    Fourth Quarter through October   , 1995...........................
    CONVEX COMMON STOCK
    1993
    First Quarter ended March 31, 1993................................     5 1/4      8 5/8
    Second Quarter ended June 30, 1993................................     4 1/4      6 7/8
    Third Quarter ended September 30, 1993............................     3 5/8      5 7/8
    Fourth Quarter ended December 31, 1993............................     5          6 1/8
    1994
    First Quarter ended March 31, 1994................................     5 3/8      7 5/8
    Second Quarter ended June 30, 1994................................     4 3/8      7 1/8
    Third Quarter ended September 30, 1994............................     5 1/4      8 1/2
    Fourth Quarter ended December 31, 1994............................     5 1/2      8 7/8
    1995
    First Quarter ended March 31, 1995................................     5 1/2      8 1/8
    Second Quarter ended June 30, 1995................................     3 3/4      6 5/8
    Third Quarter ended September 30, 1995............................     4 1/4      6 1/2
    Fourth Quarter through October   , 1995...........................

                                  RISK FACTORS

     The following risk factors should be considered by holders of Convex Common Stock in evaluating whether to approve the Merger Agreement and the Merger and thereby become holders of HP Common Stock. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus. For periods following the Merger, references to HP should be considered to refer to HP and its subsidiaries, including Convex, unless the context otherwise requires.

     INTENSELY COMPETITIVE ENVIRONMENT; RAPID TECHNOLOGICAL CHANGE. HP encounters aggressive competition in all areas of its business activity. HP's competitors are numerous, ranging from some of the world's largest corporations to many relatively small and highly specialized firms. HP competes primarily on the basis of technology, performance, price, quality, reliability, distribution and customer service and support. To remain competitive, HP will be required to continue to develop new products, periodically enhance its existing products and compete effectively in the areas described above. In particular, HP anticipates that it will have to continue to adjust prices to stay competitive and to effectively manage growth with correspondingly reduced profit margins. See
" -- New Product Introductions," and "-- Reliance on Distribution Channels."

     NEW PRODUCT INTRODUCTIONS. HP's future operating results are dependent on its ability to rapidly develop, manufacture and market technologically innovative products that meet customers' needs. The process of developing new high technology products is complex and uncertain and requires innovative designs that anticipate customer needs and technological trends. In addition, after the products are developed, HP must quickly manufacture such products in sufficient volumes at acceptable costs to meet demand. Without the introduction of new products and product enhancements, HP's products are likely to become technologically obsolete, in which case revenues would be materially and adversely affected. There can be no assurance that such new products, if and when introduced, will receive market acceptance. In addition, HP anticipates that it will continue to have significant research and development expenditures in order to maintain its competitive position with a continuing flow of innovative, high-quality products.

     RELIANCE ON SUPPLIERS. A portion of HP's manufacturing operations is dependent on the ability of significant suppliers to deliver completed products, integral sub-assemblies and components in time to meet critical distribution and manufacturing schedules. HP periodically experiences constrained supply of certain component parts in some product lines as a result of strong demand in those product lines as well as strong demand in the industry. Continued constraints may adversely affect HP's operating results until alternate sourcing is developed.

     RELIANCE ON DISTRIBUTION CHANNELS. Changing industry practices and customer preferences require HP to expand into new distribution channels. As more of HP's products are distributed through dealer and other indirect channels, these channels become more critical to HP's success. Some of these dealers are thinly capitalized and may be unable to withstand changes in business conditions. HP's financial results could be adversely affected in the event that the financial condition of these sellers weakens.

     VOLATILITY OF STOCK PRICE. The market price of HP's Common Stock may be affected by quarterly fluctuations in HP's operating results, announcements by HP or its competitors of technological innovations or new product introductions and other factors. If revenue or earnings in any quarter fail to meet expectations of the investment community, there could be an immediate impact on HP's stock price. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among stocks of high technology companies, which, on occasion, have been unrelated to the operating performance of particular companies. Factors not directly related to HP's performance, such as negative industry reports or disappointing earnings announcements by publicly traded competitors, may have an adverse impact on the market price of HP's Common Stock. See "Market Price Information."

     QUARTERLY FLUCTUATIONS. A variety of factors may cause period-to-period fluctuations in the operating results of HP. Such factors include, but are not limited to, product mix, competitive pricing pressures, materials costs, revenue and expenses related to new products and enhancements of existing products, as well as delays in customer purchases in anticipation of the introduction of new products or product enhancements by HP or its competitors. The majority of HP's revenues in each quarter results from orders received in that quarter. As a result, HP establishes its production, inventory and operating expenditure levels based on anticipated revenue levels. Thus, if sales do not occur when expected, expenditure levels could be disproportionately high and operating results for that quarter, and potentially future quarters, would be adversely affected.

     INTERNATIONAL. HP derives a significant portion of its revenue from international sales and, as such, is subject to the risks associated with fluctuations in local economies and currency exchange rates around the world. HP is also subject to other risks associated with international operations, including tariff regulations and requirements for export licenses.

     ENVIRONMENTAL. HP's operations involve the use of substances regulated under various federal, state, local and foreign laws governing the environment. Liability for environmental remediation is accrued when it is considered probable and costs can be estimated.

     EARTHQUAKE. A portion of HP's research and development activities, its corporate headquarters and other critical business operations are located near major earthquake faults. Operating results could be materially affected in the event of an earthquake. HP is predominantly self-insured for losses and interruptions caused by earthquakes.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Convex Common Stock in connection with the solicitation of proxies by the Convex Board for use at the Special Meeting to be held at 10:00 a.m., local time, on December
  , 1995, at the UTD Conference Center Auditorium, 2601 North Floyd Road, Richardson, Texas, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of Convex.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING; RECOMMENDATION OF THE CONVEX BOARD

     At the Special Meeting, stockholders of record of Convex as of the close of business on the Record Date will be asked to consider and vote upon the following proposals: (i) to approve and adopt the Merger Agreement and to approve the Merger; and (ii) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     After careful consideration, the Convex Board has determined that the Merger is advisable and in the best interest of Convex and its stockholders, has unanimously approved the Merger Agreement and the Merger and recommends that stockholders of Convex vote "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED

     The Convex Board has fixed October   , 1995 as the Record Date for the
determination of the stockholders of Convex entitled to notice of and to vote at the Special Meeting. Only holders of record of Convex Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 26,791,532 shares of Convex Common Stock outstanding and entitled to vote, which were held by approximately 1,703 holders of record. Each record holder of Convex Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Convex at the Special Meeting.

     The presence at the Special Meeting, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Convex Common Stock as of the Record Date is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the shares of Convex Common Stock outstanding as of the Record Date. Abstentions and broker nonvotes will be counted for purposes of establishing a quorum but are treated as a vote "AGAINST" approval and adoption of the Merger Agreement and approval of the Merger since they cannot be counted toward achieving the requisite majority vote.

     As of the Record Date, directors and executive officers of Convex and their affiliates may be deemed to beneficially own approximately 4.7% (excluding any outstanding options that are exercisable by those persons) of the outstanding shares of Convex Common Stock. As of the Record Date, HP beneficially owns approximately 4.5% of the outstanding shares of Convex Common Stock.

PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Convex Common Stock in connection with the solicitation of proxies by and on behalf of the Convex Board for use at the Special Meeting.

     All shares of Convex Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

     If any other matters are properly presented for consideration at the Special Meeting (or any adjournments or postponements thereof), including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of Convex at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Convex before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation or subsequent proxy should be sent so as to be delivered to Convex at 3000 Waterview Parkway, Richardson, Texas 75080,
Attention: Secretary, or hand-delivered to the Secretary of Convex at or before taking the vote at the Special Meeting.

     In addition to solicitation by the use of the mails, proxies may be solicited by directors, officers and employees of Convex in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Convex intends to engage an independent proxy solicitor. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. Convex will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

                                   THE MERGER

GENERAL

     Under the Merger Agreement, Subsidiary, a wholly-owned subsidiary of HP formed for this purpose, will merge with and into Convex and Convex will continue as the surviving corporation. At the Effective Time, each outstanding share of Convex Common Stock (other than shares owned by HP, Subsidiary or any other direct or indirect subsidiary of HP, or held in treasury by Convex) will be converted into the right to receive the Conversion Fraction of a share of HP Common Stock. All then outstanding shares of common stock of Subsidiary will be converted into newly issued shares of common stock of the surviving corporation. No fractional shares of HP Common Stock will be issued in the Merger, but cash payments will be made in lieu of fractional share interests. Convex will become a wholly-owned subsidiary of HP and the stockholders of Convex will become stockholders of HP. See "The Merger Agreement and Related
Agreements -- Conversion of Shares."

     Upon consummation of the Merger, each then outstanding option to purchase shares of Convex Common Stock (each, a "Convex Option") will be assumed by HP and will thereafter constitute an option to acquire the number of whole shares of HP Common Stock equal to the number of shares of Convex Common Stock issuable with respect to such Convex Option multiplied by the Conversion Fraction, at a price equal to the exercise price per share of Convex Common Stock divided by the Conversion Fraction, and a cash payment in lieu of any remaining fractional shares of HP Common Stock. See "The Merger Agreement and Related
Agreements -- Treatment of Convex Stock Option Plans and Employee Stock Purchase Plan."

     Subject to the consummation of the Merger, Convex will apply the funds credited as of the Final Convex Exercise Date (as described below) in each participant's payroll withholdings account under the Convex 1995 Employee Stock Purchase Plan to the purchase of whole shares of Convex Common Stock. See "The Merger Agreement and Related Agreements -- Treatment of Convex Stock Option Plans and Employee Stock Purchase Plan."

     After the Effective Time, the Debentures will be convertible, at the option of the holders, into whole shares of HP Common Stock at a conversion price determined by dividing $21.75, the current price at which the Debentures are convertible into Convex Common Stock, by the Conversion Fraction. HP will not succeed to the rights and obligations of Convex under the Indenture at the Effective Time.

BACKGROUND OF THE MERGER

     In March 1992, Convex and HP entered into a series of technology and commercial agreements pursuant to which the companies, among other things, cross-licensed certain core technologies and entered into certain supply and distribution arrangements. At that time, HP acquired close to 5% of Convex's Common Stock. Under the terms of the Stock Purchase Agreement, the two companies agreed to meet in 1994 and again in 1996 to discuss possible increases in HP's ownership of Convex Common Stock, although no right or obligation to purchase additional shares was established. HP has not acquired any additional Convex Common Stock or other equity since its original investment in March 1992. In addition, in connection with their technology and commercial agreements, representatives of Convex and HP have met frequently, from March 1992 through the present, to discuss a broad range of technical and business issues facing the two companies, including general discussions of how the two companies could work more closely together.

     The following is a summary of the principal contacts that have occurred between Convex and HP relating to the Merger.

     Throughout 1994 and continuing through September 1995, Convex actively sought financing from various sources, including HP. Convex contacted HP to discuss various financing arrangements, including an increase by HP of its equity interest in Convex and various loan or loan guarantee arrangements. At Convex's request, HP introduced Convex to certain of HP's bank contacts. No financing arrangements were concluded with either HP or third parties.

     On April 26, 1995, Robert Paluck, Chairman of the Convex Board and Chief Executive Officer of Convex, had a discussion with Bernard Guidon, then General Manager of HP's Workstation Systems Group and currently Vice President and General Manager of HP's Computer Systems Group ("CSG"), regarding the continuing business relationship between Convex and HP. Messrs. Paluck and Guidon also discussed customer perceptions of the arrangement and the fact that, from a competitive standpoint, the joint selling efforts of Convex and HP were not proving to be as effective as the selling efforts of their competitors that offer a full line of products from a single company. Mr. Paluck and Mr. Guidon also discussed concerns raised by potential customers regarding Convex's financial stability and the negative impact that these concerns were having on sales by Convex and sales of Convex products by HP. Mr. Paluck discussed Convex's requirements for additional financing and the potential difficulties in obtaining that financing given Convex's recent operating results and near term prospects. The parties then discussed a range of possibilities for HP and Convex to work more effectively together.

     On May 1 and May 2, 1995, Mr. Paluck and Mr. Guidon held additional discussions regarding Convex's outlook and opportunities as an independent entity and in a potential business combination with HP. Mr. Guidon indicated that Convex's products had become part of CSG's strategy to offer complete solutions to its technical customers.

     On May 11, 1995, the Convex Board met and discussed, among other things, the status of the relationship with HP and the potential for increasing HP's level of involvement with Convex. The Convex Board also discussed the strategic and financing alternatives available to Convex and the possibility of a business combination with HP. Management was directed to continue to explore opportunities with representatives of HP as well as alternative financing opportunities.

     On May 17, 1995, in a telephone conversation with Mr. Paluck, Mr. Guidon indicated that HP had organized an internal team (the "HP Team") headed by Jon Flaxman, controller of CSG, to evaluate HP's possible role in assisting Convex with finding financing or developing other business solutions.

     On June 6, 1995, at a meeting in Richardson, Texas, Mr. Paluck, Philip Cardman, Convex's Vice President and General Counsel, and David Craig, Convex's Vice President, Finance and Chief Financial Officer, met with members of the HP Team including Mr. Flaxman, William Kelly, Workstation Systems Division Program Manager, and Betsey Nelson, Corporate Development Project Manager. The parties discussed the current relationship between the two companies and Convex's need for financing. Mr. Paluck presented four financing alternatives to HP for HP's consideration: (i) a guarantee by HP of a Convex bank loan; (ii) an extension of HP's terms on payment dates for Convex's purchases of HP products; (iii) an additional equity investment by HP in Convex; and (iv) a business combination with HP.

     On June 14, 1995, at a meeting in Cupertino, California, members of the HP Team, including Mr. Kelly, Mr. Flaxman and Ms. Nelson, met with representatives of Convex, including Mr. Paluck and Mr. Craig. At the meeting, Convex provided HP with certain confidential company materials relating to its business operations, including sales and marketing, human resources and finances. Following the meeting, Mr. Flaxman indicated that the HP Team would be working over the ensuing days to present their findings and recommendations to HP management.

     On June 15, 1995, in a telephone conversation, Mr. Paluck and Mr. Guidon discussed business issues and the status of financing alternatives available to Convex with HP's assistance or otherwise. Mr. Paluck reviewed Convex's current financial position and reiterated the necessity of obtaining additional financing as quickly as possible in order to respond to customers' concerns about Convex's viability.

     On June 19, 1995, Mr. Flaxman called Mr. Paluck to discuss the results of HP's internal meeting with HP management. Messrs. Flaxman and Paluck reviewed four possible financing alternatives: (i) HP providing a guarantee for a Convex bank loan; (ii) HP increasing its equity investment in Convex; (iii) HP funding a joint research and development project; or (iv) a business combination between HP and Convex. Mr. Flaxman noted that the HP Team was considering the proposed alternatives and exploring other feasible alternatives. Mr. Flaxman informed Mr. Paluck that the HP Team had been authorized to continue investigating a possible business combination with Convex.

     On July 18, 1995, at a meeting in Palo Alto, California between HP and Convex, the HP Team explained that it had considered the four alternatives discussed on June 19 and the additional alternative of pursuing an internal development effort. Mr. Flaxman indicated that HP had made a preliminary determination that supporting Convex was preferable to an independent development effort and that, in this context, the alternative that made the most economic and business sense to HP was the acquisition of Convex. HP then presented the general terms of a proposed business combination with Convex, including a price of $4.00 per share.

     On July 21 and July 24, 1995, Mr. Paluck spoke with Mr. Guidon, Mr. Flaxman and Ms. Nelson primarily concerning the per share price at which HP would be willing to acquire Convex in a merger. In particular, Mr. Paluck noted that the proposed per share price of $4.00 would not be acceptable to Convex in part because that price was below the then current market price of Convex Common Stock. The parties discussed pricing the acquisition at the market price of Convex Common Stock. The members of the HP Team expressed concerns that the prevailing market price for Convex Common Stock overstated its value, in part because Convex's second quarter results had not yet been announced. They agreed to hold further discussions after Convex released its second quarter results. Such results were released on July 28, 1995.

     On July 27, August 2 and August 18, 1995, the Convex Board met to discuss, among other things, Convex's current financial position and need for additional capital, as well as the financing alternatives available to maximize stockholder values. Options evaluated included continuing to operate Convex as an independent entity, seeking a significant minority equity investor or other equity capital and seeking to combine Convex with HP or another party. At each of these meetings, the Convex Board also reviewed the status of discussions with HP regarding the possibility of a business combination with HP. The Convex Board also authorized management to continue in its discussions with HP and to continue pursuing other financing opportunities. Representatives of Wilson, Sonsini, Goodrich and Rosati, Professional Corporation, Convex's outside legal counsel ("WSGR"), and Robertson, Stephens & Co., an investment banking firm ("RS&Co."), participated in the discussions at all of these Board meetings except that WSGR did not attend the meeting held on August 18, 1995.

     On August 21, 1995, Mr. Paluck, Steve Wallach, Convex's Senior Vice President, Technology, Terrence Rock, Convex's President, and Mr. Cardman, together with representatives of WSGR and RS&Co., met with members of the HP Team, including Messrs. Flaxman and Kelly, Ms. Nelson and legal counsel to HP, to discuss the structure and valuation of Convex in a business combination of Convex with HP. The parties discussed the possibility of a cash or stock transaction and concluded that a stock transaction would be more advantageous to the stockholders of Convex for a variety of reasons, including allowing such stockholders to retain an equity interest in the ongoing business and the ability to structure the transaction as a tax-deferred reorganization. Convex indicated that any agreement for a combination with HP would need to permit Convex to conduct a market check by contacting other potential acquirors to determine if a more favorable transaction might be available (a "Market Check"). Convex indicated that following conclusion of any satisfactory agreement with HP, Convex would retain investment bankers to seek out other companies with which it might negotiate an alternative business combination, pending its stockholders' approval of any such combination with HP. No agreement was reached, but the parties agreed to continue the discussions.

     On August 29 and August 31, 1995, the Convex Board, together with representatives of WSGR and RS&Co., again met to discuss the status of discussions with HP as well as other financing alternatives available to Convex. At each of these meetings, the Convex Board again authorized and directed management to continue its discussions with HP as well as to pursue other financing opportunities.

     On August 30, 1995, Messrs. Paluck and Cardman, together with representatives of WSGR and RS&Co., met with members of the HP Team, including Ms. Nelson and legal counsel to HP, to further discuss the structure and price of an acquisition of Convex by HP. The parties discussed pricing the transaction at the average closing price of Convex Common Stock since the date of the announcement of Convex's financial results for the quarter ended June 30, 1995, which was $4.83 per share at that time. The parties also discussed other terms of the proposed transaction and agreed to hold further discussions.

     On September 11 through September 13, 1995, members of the HP Team met with officers and other representatives of Convex in Richardson and Dallas, Texas to conduct further due diligence inquiries and to discuss various employment and other transition issues.

     On September 14, 1995, the Convex Board, together with representatives of WSGR and RS&Co., held a regular meeting where they reviewed the status of discussions with HP and other potential sources of financing. The Convex Board again authorized Convex management to proceed with its discussions with HP and other potential sources of financing.

     On September 19, 1995, Messrs. Paluck and Cardman, together with outside legal counsel, met with members of the HP Team, including Mr. Flaxman, Ms. Nelson and legal counsel to HP, to further discuss the principal terms of a business combination with Convex. At this meeting, after a lengthy discussion, the parties agreed on a price of $4.83 per share of Convex Common Stock.

     On September 20, 1995, at a special telephonic meeting of the Convex Board, with representatives of WSGR and RS&Co. in attendance, the Convex Board discussed the developments and course of discussions between Convex and HP to date. After presentation of the history of negotiations between HP and Convex, the Convex Board discussed the terms of the proposed Merger Agreement, including the right of Convex to solicit and accept a more favorable proposal, the fee to be paid to HP in such circumstances and the lack of other financing alternatives available to Convex to maximize stockholder values. Following this discussion, the Convex Board unanimously approved the Merger and the Merger Agreement, subject to stockholder approval. See "-- Analysis of the Merger and Alternatives; Recommendation of the Convex Board."

CONVEX'S REASONS FOR THE MERGER

     Early in the development of Convex's current product offerings, Convex evaluated the then-available microprocessor technologies and determined that the technology best-suited to implement Convex's long-term business strategy was HP's PA-RISC microprocessor. Having made that determination, Convex developed licensing and other technology-related arrangements with HP that would enable Convex to carry out its business strategy. The Merger will further implement this strategy by affording to Convex's business the marketing, technical and financial resources of HP.

     The Convex Board believes that the Merger will be beneficial to Convex and its stockholders given the complementary nature of the two companies' products, the financial strength of HP and for the following additional reasons:

     - The Merger is an extension of Convex's long-term business strategy described above;

     - The Merger is expected to enable Convex to compete more effectively against competitors having greater financial and technical resources than Convex;

     - Convex stockholders will have the opportunity to receive, on a tax-deferred basis, HP Common Stock that will enable them to participate in opportunities for growth in the business of Convex after the Merger;

     - Convex expects to derive benefits from HP's larger size, including broader access to leading technologies, increased purchasing power with suppliers, increased cooperation with independent software vendors and increased market awareness of products;

     - The Merger will allow Convex to focus its development efforts on its core technologies and to leverage related development efforts undertaken by HP;

     - Following the Merger, customers will be able to purchase a full line of computer products from a single source as their needs evolve rather than having to purchase from both Convex and HP. This factor, combined with HP's larger and more diversified sales force and the elimination of customer concerns regarding Convex's viability, should facilitate the broader distribution of Convex's products and increased penetration into traditional markets with better gross margins; and

     - The alternatives to the Merger with HP, including continued operation of Convex as an independent entity, are, in the judgment of the Convex Board, significantly less attractive to Convex and its stockholders.

ANALYSIS OF THE MERGER AND ALTERNATIVES

     The Convex Board, which consists of seven members including five independent directors, conducted a thorough analysis of the Merger and the alternatives available to Convex at eight Board meetings held between May 11, 1995 and September 20, 1995. The independent Convex directors met with and without management present to evaluate the alternatives available to Convex and the role of management in evaluating each of such alternatives. In conducting its analysis, the Board obtained the advice of WSGR and RS&Co.

     The following is a summary of the factors, analyses and alternatives considered by the Convex Board in arriving at its recommendation.

     BACKGROUND. As a background for its analysis of the Merger and for each alternative available to Convex, the Convex Board discussed and was mindful of many general factors affecting Convex's current business and prospects, including the following:

     - Recent Convex operating results and trends, including the fact that Convex has experienced losses in three of the last five years and nine of the last ten quarters;

     - Trends in order rates and the expectation that Convex's results of operations were expected to be below break even for at least the last two quarters of 1995 and potentially beyond;

     - Recent and expected operating losses that have caused, and are expected to continue to cause, an accelerating decline in capital resources and Convex will experience liquidity problems by early to mid-1996 unless Convex can eliminate or significantly reduce operating losses or obtain additional capital;

     - The lack of an established borrowing facility for Convex or other committed sources of additional capital after a thorough investigation of financing alternatives;

     - The need, to be successful in the long term, for Convex to continue to devote significant resources to technology and product development and the likelihood that its liquidity problems might cause Convex to curtail or eliminate some of these activities;

     - Convex's prospects as an independent company given the intense competition in the high performance computing industry, both from large integrated computer systems manufacturers, such as International Business Machines Corporation ("IBM") and Silicon Graphics, Inc. ("SGI"), as well as from smaller, more focused computer manufacturers;

     - The difficulty of raising capital given the fact that virtually all of the independent supercomputer manufacturers still in business in 1994, including Kendall Square Research Corporation, Thinking Machines Corporation and Cray Computer Corporation, either are experiencing financial difficulties or have recently filed for bankruptcy;

     - The risk that HP may develop products that could directly or indirectly compete with Convex's products and as a result may either directly or indirectly reduce its level of support of Convex and its products;

     - Many of Convex's competitors have successfully raised concerns in the minds of prospective customers regarding Convex's financial difficulties, causing customers to delay orders or to select products from vendors with greater financial resources;

     - Convex's ability to attract and retain the highly skilled technical personnel necessary for Convex to successfully develop and introduce new technologies and products in light of employee concerns about Convex's financial stability and longer term viability; and

     - Convex had adopted a strategy of developing products based on HP's microprocessors and operating environment. That strategy makes Convex substantially dependent on the competitiveness of HP's processors and Convex's ability to obtain access to, and to develop expertise with, HP's current and future product developments. Convex has licensed certain core technology from and to, and has an ongoing joint marketing arrangement with, HP and HP is currently Convex's sole-source supplier of the PA-RISC processors used in Convex's Exemplar family of products.

     ALTERNATIVES CONSIDERED. Since early 1994, the Convex Board evaluated a number of alternatives in an effort to determine which course of action would best maximize stockholder values given the current business and business prospects of Convex. The alternatives considered included the following:

     Continuing as an Independent Company. The Convex Board considered Convex's business prospects as an independent company in light of the factors affecting Convex's business described above, including its view that success as an independent company is substantially dependent upon the continuation of the technical, marketing and sales activities between Convex and HP. The Convex Board evaluated Convex's prospects without raising additional debt or equity capital, the ability of Convex to raise additional debt or equity capital given its financial condition and its prospects assuming such capital could be raised. For the reasons described above, proceeding without additional capital was not viewed as a viable alternative. The Convex Board therefore considered alternatives to raise additional capital.

     The approaches analyzed included raising debt or equity capital in the public markets, either through a primary offering of debt or equity securities or through a restructuring of Convex's existing debt. In this regard, Convex held discussions with several investment bankers about the prospects for raising capital in the public markets given the state of Convex's business and prospects as well as general market factors, including the fact that virtually all of the independent supercomputer manufacturers still in business in 1994, including Kendall Square Research, Thinking Machines Corporation and Cray Computer Corporation, either were experiencing financial difficulties or had recently filed for bankruptcy. While some of these investment bankers expressed some interest in attempting to arrange a transaction for Convex, no investment bankers were able to express a high level of confidence in the ultimate success of the attempt given Convex's history of losses and near term prospects. In addition, none of these transactions appeared to satisfy fully Convex's longer-term capital requirements. Convex also evaluated asset-based borrowing alternatives. While it appeared that a limited amount of asset-based financing might be available to Convex, the terms offered were onerous and the amount of financing available was not sufficient to satisfy Convex's capital requirements.

     The Convex Board also considered raising capital from current or potential vendors, customers or other companies with a strategic interest in the continued success of Convex. Alternatives considered and discussed with potential investors included: (i) Convex selling minority equity interests to such parties; (ii) Convex borrowing funds from such parties or having such parties guarantee third party loans; (iii) Convex selling licenses to certain technology to such parties; and (iv) Convex entering into funded research projects with such parties. Based upon these discussions and the results of management's investigation of financing alternatives, it appeared that opportunities existed to raise some capital through one or more of these approaches. The amount of such capital did not, however, appear to be sufficient to satisfy Convex's near-term requirements. Moreover, such transactions would have involved either diluting Convex's intellectual property portfolio value (through either selling or licensing key technology assets), diluting the interests of Convex stockholders, increasing Convex's debt burden to an unsupportable level or distracting Convex's development efforts from the tasks which Convex believes to be critical to its business prospects. Convex management also held a series of discussions with potential strategic investors, including discussions held in Japan and the United States with potential Japanese strategic investors. The Japanese parties contacted stated that they were either unable or not interested in making an investment in Convex at the present time.

     The Convex Board also considered and discussed the following alternatives for HP to assist Convex: (i) having HP make an additional equity investment in Convex while remaining a minority investor; (ii) having HP loan funds to Convex;
(iii) having HP provide guarantees of third party loans to Convex; (iv) having HP fund research and development projects; and (v) having HP enter into a business combination with Convex. HP expressed to Convex its determination that a business combination with Convex was the alternative that made the most business and economic sense to HP and that HP was not interested in pursuing the other alternatives. See "The Merger -- Background of the Merger."

     Sale of Convex to Another Party. The Convex Board also considered attempting to solicit alternative acquisition proposals. The Convex Board analyzed whether it was appropriate to initiate a public "auction" of

Convex prior to any announcement of the Merger. This approach was rejected by the Convex Board after careful analysis given concerns that any such announcement could cause an immediate stop to customer orders while customers waited to see whether they were comfortable with the acquiror, if any. In addition, the Convex Board was very concerned that such an approach would risk significant attrition of key employees. In the judgment of the Convex Board, the risk of a substantial adverse impact on orders, employee retention and customer confidence, and on the ultimate value to be received by Convex stockholders outweighed any benefit to be gained from conducting a public auction of Convex prior to announcing the Merger. Moreover, it was noted that, other than HP, no other party had ever expressed to Convex, since its incorporation in 1982, an interest in acquiring Convex.

     As an alternative to the pre-announcement auction approach, Convex negotiated with HP for the right to actively solicit and negotiate alternative acquisition proposals prior to the closing of the Merger. As a result of those negotiations, unlike most agreements of its type, the Merger Agreement contains no restriction on Convex's ability to seek out other potential business combinations. Indeed, during the course of negotiations with HP, Convex's representatives explicitly informed HP that Convex intended to conduct actively a search for other possible business combinations. Convex, through PaineWebber, has commenced that search. Accordingly, if the Convex Board determines in good faith after consultation with PaineWebber that an alternative acquisition proposal would result in a transaction more favorable to Convex's stockholders from a financial point of view, then the Convex Board may approve and recommend that alternative proposal and terminate the Merger Agreement. In the event of such a termination, Convex would be obligated to pay HP the sum of $3,750,000 plus HP's expenses. The amount of the termination fee was arrived at through negotiations between Convex and HP, and was believed to be in line with fees customarily negotiated in similar transactions.

     EVALUATION OF HEWLETT-PACKARD TRANSACTION. The Convex Board considered a number of factors in evaluating the Merger and Merger Agreement with HP. The factors considered included the matters discussed above and also included:

     - The technical and market synergies that would arise from the Merger. As described above, HP and Convex entered into a series of technology and commercial agreements beginning in 1992. As a part of these agreements, Convex has obtained access to key HP technologies and has designed its Exemplar family of products around HP's PA-RISC architecture. This has enabled Convex to position its products as a next logical step when a customer's requirements exceed the capabilities of HP's products. In effect, when HP products and Convex products are viewed together, customers can purchase compatible systems ranging from a single work station to a 128-processor supercomputer. The Convex Board believes that the opportunity exists for further synergies if the two companies' development efforts are combined;

     - The increasingly expressed desire of customers to purchase a full range of products from a single vendor. While Convex and HP products offer compatible solutions across a broad range of needs, customers must nonetheless purchase two companies' products and maintenance services. Many of Convex's competitors offer a full range of products and are able to offer better prices as a result of having one less layer of distribution. The Convex Board believes that, from a competitive standpoint, Convex's prospects will be greatly enhanced as a result of the business combination with HP;

     - Current financial conditions, market conditions and historical market prices, volatility and trading information with respect to Convex and HP Common Stock. While Convex Common Stock has under-performed the NASDAQ Composite Index since the beginning of 1990, HP Common Stock has outperformed that index over the same time frame;

     - The consideration to be received by Convex stockholders in the Merger and their relationship between the market value of HP Common Stock to be issued in exchange for Convex Common Stock, including the treatment of the Merger as a tax-deferred reorganization under the Code;

     - The ability of Convex to solicit alternative offers as described above;

     - The absence of any inquiry with respect to an acquisition of Convex by any person (other than HP) since the founding of Convex in 1982; and

     - The belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to the respective obligations, are fair and reasonable.

     In addition, the Convex Board considered carefully quantitative analyses of Convex, HP and the opportunity presented to the Convex stockholders by the Merger, based in part on certain financial compilations and analyses, dated August 29, 1995, provided by, and discussions with, RS&Co. The following is a summary of the material considerations evaluated by the Convex Board in its quantitative analyses:

     - The relative price performance of Convex Common Stock and HP Common Stock as compared to various market indices and groupings of comparable companies;

     - A summary of commentary by independent financial analysts on the prospects of both Convex and HP;

     - An analysis of Convex's recent financial performance;

     - A discounted cash flow analysis of Convex's value under various scenarios;

     - Analyses of the implied exchange ratios of HP Common Stock for Convex Common Stock based upon relative trading prices of the two stocks, the trading volumes for Convex Common Stock and the potential impact of the proposed Merger on HP's prospective earnings per share; and

     - A summary of selected precedent acquisition transactions.

     The Convex Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including but not limited to: (i) the risk that the potential benefits of the Merger might not be fully realized;
(ii) the risk that the Merger might not be consummated and the effect that the failure to consummate the Merger would have on (a) sales and operating results,
(b) Convex's ability to attract and retain key management, marketing and technical personnel, (c) the progress of certain development projects, and (d) stockholder value; and (iii) the other risks described under "Risk Factors."

ROLE OF INVESTMENT BANKS

     Representatives of RS&Co., which co-managed Convex's initial public offering in 1986 and subsequent financings, provided the Convex Board with certain quantitative analyses of Convex, HP and various acquisition scenarios and met or spoke by telephone with Convex management regarding financing alternatives and a proposed business combination with HP. Representatives of RS&Co. participated by telephone in six Convex Board meetings held between July and September 1995. Representatives of RS&Co. also attended in person the August 29, 1995 Convex Board meeting, at which such representatives presented certain financial compilations and analyses, and two meetings between Convex and HP held in August 1995.

     From June through the beginning of October 1995, Convex and RS&Co. discussed terms of an engagement, including RS&Co.'s performance of financial advisory services, delivery of a fairness opinion related to the Merger and assistance in conducting a post-announcement Market Check, and exchanged drafts of an engagement letter. Prior to the execution of the Merger Agreement, RS&Co. elected not to provide a fairness opinion related to the proposed Merger. On October 10, 1995, RS&Co. informed Convex that RS&Co. was declining to be engaged by Convex as a financial advisor or to conduct a post-announcement Market Check. RS&Co. subsequently indicated that among the reasons for its decision not to render a fairness opinion in the transaction were the facts that no Market Check was to be conducted prior to signing the Merger Agreement and that it appeared that HP would not be offering a premium to the then-current market price of the Convex Common Stock.

     On October 13, 1995, Convex engaged PaineWebber, a nationally recognized investment banking firm, as its financial advisor in connection with the Merger and to solicit and analyze Acquisition Proposals. PaineWebber will review any Acquisition Proposals received with Convex and its legal advisors and appropriate action will be taken. Convex has paid PaineWebber a retention fee of $200,000 to provide these services. If a Superior Proposal is recommended by the Convex Board, Convex will pay PaineWebber a transaction fee equal to (i) eight-tenths of one percent (0.80%) of the value of such Superior Proposal if the acquiror is a party other than HP or (ii) five percent (5%) of the amount by which HP's revised offer exceeds $4.83 per share if HP is the acquiror, provided that HP's revised offer exceeds its current offer by 10% or more. Convex will also reimburse PaineWebber for its reasonable out of pocket expenses.

RECOMMENDATION OF THE CONVEX BOARD

     After a review of the factors and alternatives summarized above, at a meeting held on September 20, 1995 the Convex Board determined that the Merger is fair to, and in the best interests of Convex and its stockholders. In view of the variety of factors considered in connection with its evaluation of the Merger, the Convex Board did not deem it practicable to and in fact did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination that the Merger would be beneficial to Convex and its stockholders. The Convex Board unanimously approved the Merger and the Merger Agreement, and unanimously recommends that Convex stockholders vote "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

HP'S REASONS FOR THE MERGER

     HP's management believes the business combination with Convex will enable HP to provide its customers with a broader, fully compatible product offering from desktop to supercomputers. HP previously provided its customers with high end computing solutions through its reseller agreements and other business arrangements with Convex. Recent customer concerns over Convex's financial viability and its ability to fund future generations of its SPP product line had hampered the effectiveness of this selling arrangement.

     HP determined that it must either provide support to Convex or develop its own product line internally to compete effectively in the high end market. HP ultimately determined that its best option was to pursue a business combination with Convex.

     In addition, HP's customers have indicated a preference for working with a single, financially stable computer systems vendor. HP's business combination with Convex will provide HP with a focused and established team of high end computing specialists. Convex will bring to HP its expertise in parallel computing technologies, technical application specialists, knowledge of high end markets and an experienced sales and support team skilled in providing its customers with supercomputing solutions. The Merger will allow HP to meet the future high end computing needs of its technical customers in a more timely manner than might have been possible through internal development.

ACCOUNTING TREATMENT

     The Merger is expected to be treated as a "pooling of interests" for accounting purposes. This accounting method permits the recorded assets and liabilities of both HP and Convex to be carried forward to the surviving corporation at their recorded historical amounts and no recognition of goodwill in the combination is required by either company in the Merger.

     It is a condition to HP's obligation to effect the Merger that HP receive letters from Ernst & Young LLP, the independent auditors of Convex, and Price Waterhouse LLP, independent accountants of HP, to the effect that, based upon certain material facts and certain representations and warranties described in such letters, the Merger will qualify for accounting treatment as a pooling of interests under Accounting Principles Board Opinion No. 16.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger to Convex and its stockholders and reflects the opinion of tax counsel included in the Registration Statement of which this Proxy Statement/Prospectus is a part. Such tax opinion is based on certain assumptions set forth in such opinion. The discussion is based on current law. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation including, without limitation, aspects of federal income taxation that may be applicable to particular stockholders, including, without limitation, stockholders who are (i) dealers in securities, (ii) foreign persons, or

(iii) persons who acquired Convex Common Stock in a compensation transaction. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

     HOLDERS OF CONVEX COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

     The principal federal income tax consequences of the Merger to Convex and the holders of Convex Common Stock will be as follows:

     - The Merger will qualify as a reorganization within the meaning of Section 368 of the Code;

     - No gain or loss will be recognized by Convex, Subsidiary or HP solely as a result of the Merger;

     - No gain or loss will be recognized by holders of Convex Common Stock upon their receipt of HP Common Stock in exchange for their Convex Common Stock, except that holders of Convex Common Stock who receive cash proceeds in lieu of fractional shares of HP Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Convex Common Stock allocated to their fractional share interests,

          (i) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Merger, and

          (ii) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Convex Common Stock attributed thereto) exceeds one year at the Effective Time;

     - The tax basis of HP Common Stock received by holders of Convex Common Stock will be the same as the tax basis of the Convex Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests; and

     - The holding period of HP Common Stock in the hands of holders of Convex will include the holding period of Convex Common Stock exchanged therefor, provided that such Convex Common Stock is held as a capital asset at the time of the Merger.

     No ruling has been or will be obtained from the IRS with respect to the Merger.

REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. HP and Convex have each filed with the FTC and the Antitrust Division a Notification and Report Form (an "HSR Notice") with respect to the Merger and the required waiting period under the HSR Act will expire on November 5, 1995, assuming no request for additional information is made. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture or compulsory licensing of substantial assets of HP, Convex or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under federal or state antitrust laws under certain circumstances.

CERTAIN LEGAL PROCEEDINGS

     On September 22, 1995, the Hoffman Action was filed in the State of Delaware against Convex, HP and the individual members of the Convex Board. The Hoffman Action alleges, among other things, that the proposed price per share for the Common Stock of Convex in the pending Merger between Convex and a wholly-owned subsidiary of HP is unfairly low and does not accurately reflect the intrinsic value of the Convex Common Stock. The Hoffman Action further alleges that the members of the Convex Board breached their fiduciary duties to Convex by failing to conduct an auction of Convex before signing the Merger Agreement and that the Convex Board failed to exercise independent judgment in agreeing to the Merger. The Hoffman

Action requests, among other things, that the court enjoin the consummation of the Merger, as well as unspecified damages, and certification as a class action.

     On October 2, 1995, the Gomberg Action was filed in the State of Delaware against Convex, HP and the Convex Board. The Gomberg Action alleges, among other things, that the Merger is unfair to Convex and its stockholders for the following reasons: (i) the Convex Board did not conduct an auction before entering into the Merger Agreement, (ii) the price offered for shares of Convex Common Stock in the Merger was below the market price on the date that the Merger Agreement was signed, (iii) the Merger will deny the Convex stockholders the right to maximize the value of their securities through the loss of a premium that could be available from other suitors, and (iv) by conducting the foregoing acts, the Convex Board breached their fiduciary duties to Convex and its stockholders. The Gomberg Action seeks an injunction against the Merger, as well as unspecified damages, certification as a class action and other forms of relief.

     On October 3, 1995, the Faegenburg Action was filed in the State of Delaware against Convex and the individual members of the Convex Board. The Faegenburg Action alleges, among other things, that the proposed price per share is unfairly low and that the members of the Convex Board breached their fiduciary duties to the Convex stockholders. The Faegenburg Action seeks an injunction against the Merger, as well as unspecified damages and certification as a class action as well as other forms of relief.

     While no assurance can be given as to the result of the above described actions, HP and Convex believe that each of the above actions lack merit and intend to defend these actions vigorously.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following paragraphs summarize, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated herein by reference. Stockholders of Convex are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time of such filing which is referred to herein as the Effective Time.

CORPORATE STRUCTURE AFTER THE MERGER

     At the Effective Time, Subsidiary will be merged with and into Convex, which will be the surviving corporation and will thereby become a wholly-owned subsidiary of HP. The Certificate of Incorporation and By-Laws of Convex, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and By-Laws of the surviving corporation until thereafter amended. The directors and officers of Subsidiary immediately prior to the Effective Time will be the initial directors and officers of the surviving corporation.

CONVERSION OF SHARES

     At the Effective Time, each outstanding share of Convex Common Stock (other than shares of Convex Common Stock to be canceled as described below) will be converted into the right to receive the Conversion Fraction of a share of HP Common Stock. Based upon the average closing price ($82.41) of HP Common Stock for the ten trading day period ending October 9, 1995 (11 trading days prior to the initial filing of this Proxy Statement/Prospectus), the Conversion Fraction would have been 0.0586, or approximately 17 shares of Convex Common Stock for each share of HP Common Stock. Cash will be paid in lieu of fractional shares. Each share of Convex Common Stock owned by HP, Subsidiary or any other direct or indirect subsidiary of HP, or held in treasury by Convex, will be canceled. All then outstanding shares of common stock of Subsidiary will be converted into one hundred newly issued shares of common stock of the surviving corporation.

     As soon as practicable after the Effective Time, HP will cause its exchange agent to mail to each record holder of Convex Common Stock, a notice and form of letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering Convex stock certificates to the exchange agent to be exchanged for certificates representing the number of whole shares of HP Common Stock to which such person is entitled and cash payments in lieu of fractional shares. Until certificates representing Convex Common Stock are delivered in exchange for certificates representing HP Common Stock, the holders of such certificates will not be entitled to vote or receive any dividend or other distribution payable to holders of shares of HP Common Stock, provided that upon the surrender of such certificates for exchange, the record holder of such certificates will be paid the amount of dividends or other distributions which became payable and were not paid to such record holder with respect to the number of shares of HP Common Stock represented by the certificates issued upon such exchange. No interest will be paid on any dividends or other distributions payable with respect to such shares of HP Common Stock.

     No fractional shares of HP Common Stock will be issued in the Merger, but in lieu thereof each holder of Convex Common Stock otherwise entitled to a fraction of a share of HP Common Stock will be entitled to receive an amount of cash (without interest) determined by multiplying the fractional share interests to which such holder would otherwise be entitled by the Conversion Fraction.

TREATMENT OF CONVEX STOCK OPTION PLANS AND EMPLOYEE STOCK PURCHASE PLAN

     Convex Stock Option Plans. At the Effective Time, each then outstanding Convex Option granted under the Convex 1983 or 1991 Stock Option Plan (collectively, the "Option Plans") will be assumed by HP and will thereafter be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option, the number of whole shares of HP Common Stock equal to the number of shares of Convex Common Stock issuable with respect to such Convex Option multiplied by the Conversion Fraction, at a price equal to the exercise price per share of Convex Common Stock divided by the Conversion Fraction.

     Convex Employee Stock Purchase Plan. Convex will take such actions as are necessary to cause the Exercise Date (as such term is used in the Convex 1995 Employee Stock Purchase Plan (the "1995 ESPP")) applicable to the then current Exercise Period (as such term is used in the 1995 ESPP) to be the last Convex payday on or prior to the Effective Time (the "Final Convex Exercise Date"), subject to the consummation of the Merger. On the Final Convex Exercise Date, Convex will apply the funds credited as of such date under the 1995 ESPP in each participant's payroll withholdings account to the purchase of whole shares of Convex Common Stock in accordance with the terms of the 1995 ESPP. Shares of Convex Common Stock purchased on the Final Convex Exercise Date will be converted in the same manner as described above in the "The Merger
Agreement -- Conversion of Shares."

CONDUCT OF BUSINESS OF CONVEX PENDING THE MERGER

     During the period from the date of the Merger Agreement to the Effective Time, and except as contemplated by the Merger Agreement or otherwise consented to by HP in writing, Convex and its subsidiaries will, among other things, conduct their operations only in, and will not take any action except in, the ordinary course of business and will use all reasonable efforts to preserve intact their respective business organizations, assets, prospects and advantageous business relationships, to keep available the services of their respective officers and key employees and to maintain satisfactory relationships with their respective licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with them.

     In particular, neither Convex nor any of its subsidiaries will take any of the following actions without the prior written consent of HP: (i) amend its Articles or Certificate of Incorporation or By-Laws, or similar organizational documents, or change its authorized numbers of directors; (ii) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities, including, without limitation, any debt securities; (iii) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell or deliver any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, other than grants of a limited number of stock options to newly hired employees and the issuance of shares of Convex Common Stock pursuant to the exercise of employee stock options and other outstanding rights; (iv) incur any material liability or obligation other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve; (v) enter into, adopt or amend any employment-related agreement, plan or employee benefit plan or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of their officers or directors or any general increase in the compensation payable or to become payable to their employees, other than in connection with individual performance reviews in the ordinary course of business and consistent with past practice; (vi) acquire or make any investment in any corporation, partnership or other business organization or division thereof; (vii) pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the balance sheet as of June 30, 1995 delivered to HP or subsequently incurred in the ordinary course of business; (viii) acquire any material assets or properties or dispose of, mortgage or encumber any material assets or properties other than in the ordinary course of business;
(ix) waive, release, grant or transfer any material rights or modify or change any material existing license, lease, contract or other document other than in the ordinary course of business and consistent with past practice; or (x) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article III of the Merger Agreement untrue or incorrect.

SOLICITATION OF OTHER PROPOSALS

     Nothing in the Merger Agreement prevents the Convex Board in the exercise of its fiduciary duties from soliciting or encouraging, or from considering or negotiating, an Acquisition Proposal. In addition, nothing in the Merger Agreement prevents the Convex Board from approving or recommending an Acquisition Proposal if Convex, acting through its disinterested directors, determines in good faith, after consultation with its financial advisors, that such Acquisition Proposal is a Superior Proposal.

     If Convex receives a Superior Proposal, the Convex Board may recommend or accept a Superior Proposal in the circumstances contemplated by the Merger Agreement, and may in such case terminate the Merger Agreement or withdraw or modify its recommendation concerning the Merger Agreement and the Merger, but only if Convex has, prior to such termination, approval or recommendation, given HP reasonable notice of the identity of the offeror and the terms and conditions, including a copy of any such proposal or a summary of its principal terms. In such an event, Convex will be required to pay to HP, in cash, the sum of $3,750,000, plus HP's expenses and fees incurred in connection with the Merger and the Merger Agreement. See "The Merger Agreement -- Fees and Expenses."

CERTAIN COVENANTS

     HP and the surviving corporation have agreed that, for a period of six years from the Effective Time and subject to certain customary qualifications, they will indemnify each person entitled to indemnity under Convex's Certificate of Incorporation (an "Indemnified Party") to the same extent provided for under such Certificate of Incorporation and as permitted under Delaware law. From and after the Effective Time, HP has also agreed to assume Convex's obligations under certain indemnification agreements to the extent such agreements are enforceable under Delaware law.

     From and after the Effective Time, Indemnified Parties who are defendants in litigation commenced by stockholders of Convex with respect to such parties' performance of their duties as officers or directors and HP's offer or proposal to acquire Convex will be entitled to be represented, at the reasonable expense of HP, in such litigation by one counsel selected by a plurality of such defendants.

     HP and the surviving corporation have agreed that for a period of six years from the Effective Time they will use all reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Convex's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of HP. In no event will HP or the surviving corporation be required to expend in excess of 110% of the annual premium currently paid by Convex for such coverage.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including that: (i) the Merger has been approved by the requisite vote of the stockholders of Convex; (ii) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act has expired or been terminated; (iii) the Registration Statement has become effective and no stop order suspending the effectiveness thereof is in effect and no proceedings for such purpose are pending or threatened before the Commission; (iv) the shares of HP Common Stock issuable in the Merger are authorized for listing on the NYSE upon official notice of issuance; (v) no order, statute, rule, regulation, executive order, decree or judgment has been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger; (vi) no injunction, restraining order or other order has been issued that prohibits, restrains, seeks to invalidate or seeks to set aside consummation of the Merger;
(vii) HP and Convex each have received from the other party certificates to the effect that such party has performed and complied with the agreements and obligations contained in the Merger Agreement required to be performed and complied with at or prior to the Effective Time and that the representations and warranties of such party are true and correct in all material respects at and as of the Effective Time; (viii) any and all consents required from third parties relating to contracts, licenses, leases and other agreements and instruments material to the financial condition or results of operations of the surviving corporation, have been obtained and all consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Convex for the authorization, execution and delivery of the Merger Agreement and the consummation by Convex of the transactions contemplated thereby have been obtained and made by Convex; (ix) HP has received the Affiliate Agreements (as described below); (x) HP has received from Ernst & Young LLP a copy of a letter addressed to Convex dated on or prior to the date of the Effective Time in substance reasonably satisfactory to HP to the effect that Ernst & Young LLP is aware of no significant matters with respect to Convex or any of its subsidiaries which would preclude HP from accounting for the business combination as a pooling of interests; (xi) HP has received from Price Waterhouse LLP, a letter dated the date of the Effective Time confirming, as of that date, that the Merger can be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board; (xii) since the date of the Merger Agreement, there has been no material adverse change in, and no event, occurrence or development in the business of either Convex or HP that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of either Convex or HP and its respective subsidiaries, taken as a whole; (xiii) HP has received certain estoppel certificates relating to the lease of real property in Richardson, Texas and to certain limited partnership matters; and (xiv) the Convex Board has adopted a resolution, contingent upon the closing of the Merger and satisfactory to HP, that terminates the "Convex Renewal Program (Sabbatical)." At any time prior to the Effective Time, to the extent legally allowed, Convex (without the approval of its stockholders) and HP may waive compliance with any of the agreements or satisfaction of any of the conditions to closing contained in the Merger Agreement for the benefit of that company.

TERMINATION; AMENDMENT

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time whether before or after the approval by the stockholders of Convex, under the circumstances specified therein, including:
(i) by mutual consent of HP and Convex; (ii) by either HP or Convex after January 31, 1996, if the closing of the Merger has not occurred for any reason other than a breach of the Merger Agreement by the terminating party; (iii) by either HP or Convex, if there has been a breach by Convex, on the one hand, or HP or Subsidiary, on the other hand, of any agreement, covenant, obligation, representation or warranty contained in the Merger Agreement and such breach has not been waived by the terminating party; (iv) by either HP or Convex, if a court of competent jurisdiction or governmental agency has taken action restraining, enjoining or otherwise prohibiting the Merger; (v) by either HP or Convex, if Convex accepts or recommends to its stockholders a Superior Proposal;
(vi) by either HP or Convex if Convex's stockholders fail to approve the Merger by the requisite vote; (vii) by HP, if it is not in material breach of its obligations under the Merger Agreement and the Convex Board has withdrawn or modified in a manner adverse to HP its recommendation of the Merger; or (viii) by HP, if a tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of Convex is commenced and the Convex Board, within ten business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders, or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders.

     The Merger Agreement may be amended, modified or supplemented only by written agreement of HP, Subsidiary and Convex at any time prior to the Effective Time with respect to any of its terms except that, after the approval by holders of a majority of the outstanding shares of Convex Common Stock, the amount or form of consideration to be received by the holders of Convex Common Stock may not be decreased or altered without the approval of such holders.

FEES AND EXPENSES

     Except as described below, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses incurred in connection with the printing and mailing of the Proxy Statement/Prospectus will be shared equally by HP and Convex.

     Convex has agreed to pay to HP, in cash, the sum of $3,750,000, plus all out-of-pocket expenses and fees incurred by HP, or on its behalf, in connection with the Merger and the negotiation, preparation, execution and performance of the transactions contemplated by the Merger Agreement ("HP's Expenses") if: (i) either HP or Convex terminates the Merger Agreement because Convex has accepted or recommended to its stockholders a Superior Proposal; (ii) HP terminates the Merger Agreement because (a) there has been a breach by Convex of any agreement, covenant, obligation, representation or warranty contained in the Merger Agreement and such breach has not been waived by HP or cured by Convex, (b) the Convex Board withdraws or modifies its recommendation of the Merger or (c) a tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of Convex is commenced and the Convex Board either fails to recommend against acceptance of such tender offer or exchange offer or takes no position with respect to the acceptance of such tender offer or exchange offer; (iii) if Convex or HP terminates this Agreement because Convex's stockholders have voted on and failed to approve the Merger by the requisite vote and at the time of the failure of Convex's stockholders to approve the Merger (a) there exists a competing Acquisition Proposal, and (b) the Convex Board has withdrawn or modified its recommendation of the Merger in a manner adverse to HP, or has resolved to do so, or has recommended to Convex's stockholders any Superior Proposal; or (iv) if Convex or HP terminates this Agreement after January 31, 1996 and thereafter, within six months, the Convex Board recommends to its stockholders a Superior Proposal.

AGREEMENTS OF CONVEX AFFILIATES

     Rule 145 promulgated under the Securities Act regulates the disposition of securities by "affiliates" of Convex in connection with the Merger. At least ten days prior to the Effective Time, Convex will deliver to HP a list (the "Affiliate List") identifying all persons who might in Convex's opinion, at the time of the Special Meeting, be deemed to be "affiliates" of Convex for purposes of Rule 145 under the Securities Act (the "Affiliates"). Convex has also agreed to use all reasonable efforts to cause each person who is identified as a possible Affiliate to deliver to HP, on or prior to the Effective Time, a written agreement (an "Affiliate Agreement"). Under the Affiliate Agreements, each Affiliate represents that he or she will not offer to sell, sell or otherwise dispose of HP Common Stock issued to such person in the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act, and, further, that such person will not otherwise engage in transactions with respect to HP Common Stock for the period described therein in order to support the pooling of interests accounting treatment intended by HP to apply to the Merger. The form of Affiliate Agreement is included as an exhibit to the Merger Agreement.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     In connection with the Merger, Convex stockholders will be converting their shares of Convex Common Stock into shares of HP Common Stock. The charter and bylaws of HP differ from those of Convex in several significant respects. HP is a California corporation and Convex is a Delaware corporation. Because of the differences between the California Corporations Code and the Delaware Law and the differences in HP's and Convex's respective charter documents, the rights of a holder of Convex Common Stock differ from the rights of a holder of HP Common Stock. Below is a summary of some of the important differences between the organizational documents of HP and Convex and between the California Corporations Code and Delaware Law. It is not practical to summarize all of such differences in this Proxy Statement/Prospectus, but some of the principal differences which could materially affect the rights of stockholders include the following:

     CAPITALIZATION. The Certificate of Incorporation of Convex currently provides that Convex is authorized to issue up to 85,000,000 shares of its capital stock, including 80,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Articles of Incorporation of HP currently provide that HP is authorized to issue up to 1,500,000,000 shares of its capital stock, including 1,200,000,000 shares of common stock and 300,000,000 shares of preferred stock.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. Under the California Corporations Code, California corporations are permitted to adopt a provision in their articles of incorporation reducing or eliminating the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). Delaware corporations are permitted under the Delaware Law to adopt a similar provision. HP has adopted such a provision in its Articles of Incorporation limiting the liability of HP's directors for monetary damages to the fullest extent possible under California law. Convex has adopted a provision in its Certificate of Incorporation limiting the liability of Convex's directors for monetary damages to the fullest extent permissible under the Delaware Law.

     AMENDMENT OF BYLAWS. The Certificate of Incorporation of Convex provides that the Convex Board is expressly authorized to adopt, amend or repeal Convex's By-Laws. The Articles of Incorporation of HP contain no similar provision, although the California Corporations Code would permit such actions by the HP board of directors, except for certain limitations provided in the California Corporations Code.

     SIZE OF BOARD OF DIRECTORS. Under the California Corporations Code, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. The By-Laws of HP provide the directors with authority to fix the number of directors within a range from 11 to 21, with the exact number currently set at 15. Any change in the range of the number of authorized directors must be approved by the shareholders of HP. The Delaware Law permits the board of directors to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. The number of directors of Convex is currently fixed at seven. The Convex Certificate of Incorporation does not fix the number of directors and, as a result, the Convex Board acting without stockholder approval may change such number.

     CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under the California Corporations Code, directors generally must be elected annually; however, a "listed" corporation is permitted to adopt a classified board. A "listed" corporation is defined under the California Corporations Code as a corporation with (i) outstanding securities listed on the New York or American Stock Exchange, or (ii) a class of securities designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. if the corporation has at least 800 holders of its equity securities. The Delaware Law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Neither the charter documents of HP nor those of Convex provide for a classified board.

     REMOVAL OF DIRECTORS. Under the California Corporations Code, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no directors may be removed (unless the entire board is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting. In contrast, under the Delaware Law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed without cause only by a majority stockholder vote.

     CUMULATIVE VOTING. The California Corporations Code provides that any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so. However, a "listed" corporation (as defined above in the section entitled "Classified Board of Directors") may eliminate shareholders' cumulative voting rights. In contrast, under the Delaware Law, cumulative voting in the election of directors is not available unless specifically provided for in the Certificate of Incorporation. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Convex has not provided for cumulative voting in its Certificate of Incorporation. HP has not eliminated the right of cumulative voting.

     LOANS TO OFFICERS AND EMPLOYEES. Under the Delaware Law, a corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under the California Corporations Code, any such loan or guaranty to or for the benefit of a director or officer of the corporation or any of its subsidiaries requires approval of the shareholders, unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under the California Corporations Code, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve a loan or guaranty to or on behalf of an officer (whether or not a director) if the board determines that such a loan or guaranty may reasonably be expected to benefit the corporation. HP shareholders have not adopted such a bylaw provision.

     POWER TO CALL SPECIAL SHAREHOLDERS' MEETING. Under the California Corporations Code, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President and the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons are so authorized to call shareholder meetings by HP's By-Laws. In contrast, under the Delaware Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the by-laws. Under Convex's By-Laws, a majority in amount of the outstanding capital stock of Convex may call a special meeting of stockholders.

     INSPECTION OF SHAREHOLDERS' LIST. Both the California Corporations Code and the Delaware Law allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The California Corporations Code provides, in addition, an absolute right to inspect and copy the corporation's shareholders' list by a person or persons holding 5% or more of a corporation's voting shares, or any shareholder or shareholders holding 1% or more of such shares who has filed certain documents with the SEC relating to the election of directors. The Delaware Law does not provide for any such absolute right of inspection.

     DIVIDENDS AND REPURCHASES OF SHARES. Under the California Corporations Code, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to

California corporations on a consolidated basis. Under the California Corporations Code, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

     The Delaware Law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the Delaware Law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

     APPROVAL OF CERTAIN CORPORATE TRANSACTIONS. Under both the California Corporations Code and Delaware Law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets must be approved by the board of directors and a majority of the outstanding shares entitled to vote. Under the California Corporations Code, similar board and shareholder approval is also required in connection with certain additional acquisition transactions.

     CLASS VOTING IN CERTAIN CORPORATE TRANSACTIONS. Under the California Corporations Code, with certain exceptions, any merger, certain sales of all or substantially all the assets of a corporation and certain other transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). The Delaware Law does not generally require a class vote, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

     APPRAISAL RIGHTS. Under the California Corporations Code and the Delaware Law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder would otherwise receive in the transaction. The limitations on the availability of appraisal rights under the California Corporations Code are different from those under the Delaware Law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization shall own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent.

     Under the Delaware Law, appraisal rights are not available to: (i) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or
(ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

     The Delaware Law also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock: (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding capital stock of the corporation to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. The California Corporations Code treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

     APPRAISAL RIGHTS ARE NOT AVAILABLE TO STOCKHOLDERS OF CONVEX WITH RESPECT TO THE MERGER.

     DISSOLUTION. Under the California Corporations Code, shareholders holding 50% or more of the voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under the Delaware Law, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by a simple majority of the stockholders of the corporation.

     SUPERMAJORITY PROVISIONS IN HP ARTICLES OF INCORPORATION. HP's Articles of Incorporation provide that certain transactions, including a merger or consolidation or a sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of HP or one of its majority-owned subsidiaries with a fair market value of more than 10% of the total value of the assets of HP and its consolidated subsidiaries, with or to shareholders who are, or after such transactions will be, the beneficial owner of 20% or more of the total outstanding voting stock of HP, must be approved by the affirmative vote of holders of at least 80% of the then outstanding voting stock (the "Supermajority Provision").

     Notwithstanding the foregoing, no such shareholder vote is required if such transaction is either approved by at least a majority of the directors of HP who are not associated with the shareholder proposing such transaction ("Disinterested Directors") or certain minimum price and procedural requirements are met.

     The Supermajority Provision will not impede an acquisition of HP that is approved by the Disinterested Directors of HP or that provides to all shareholders substantially the same consideration for their shares.

                                    EXPERTS

     The consolidated financial statements of HP incorporated in this Proxy Statement/Prospectus by reference to HP's Annual Report on Form 10-K for the year ended October 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Convex appearing in its Annual Report (Form 10-K) for the year ended December 31, 1994, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the HP Common Stock issuable in the Merger will be passed upon by D. Craig Nordlund, Associate General Counsel and Secretary for HP. Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California, is acting as counsel for Convex in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

     The Convex Board does not intend to bring any matters before the Special Meeting other than those specifically set forth in the Notice of Special Meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Convex Board.

                                    ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG
                            HEWLETT-PACKARD COMPANY,
                           GEMINI PROJECT CORPORATION
                                      AND
                          CONVEX COMPUTER CORPORATION

                               SEPTEMBER 21, 1995

--------------------------------------------------------------------------------

ARTICLE I
THE MERGER..............................................................................  A-1
  Section 1.01   The Merger.............................................................  A-1
  Section 1.02   Effective Time.........................................................  A-1
  Section 1.03   Certificate of Incorporation and By-Laws of the Surviving
                 Corporation............................................................  A-1
  Section 1.04   Board of Directors and Officers........................................  A-1
  Section 1.05   Conversion of Shares...................................................  A-2
  Section 1.06   Adjustments to Conversion Number.......................................  A-2
  Section 1.07   Surrender of Certificates; Payment for and Exchange of Shares..........  A-2
  Section 1.08   No Fractional Shares...................................................  A-3
  Section 1.09   No Further Transfers...................................................  A-4
  Section 1.10   Tax-Free Reorganization................................................  A-4
ARTICLE II
RELATED MATTERS.........................................................................  A-4
  Section 2.01   Company Stock Option Plans; Employee Stock Purchase Plans..............  A-4
  Section 2.02   Stockholder Approvals..................................................  A-5
  Section 2.03   Proxy Statement, Etc. .................................................  A-5
  Section 2.04   Registration Statement.................................................  A-5
  Section 2.05   Compliance with the Securities Act.....................................  A-5
  Section 2.06   Stock Exchange Listing.................................................  A-6
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................  A-6
  Section 3.01   Corporate Organization.................................................  A-6
  Section 3.02   Authorization..........................................................  A-6
  Section 3.03   Capitalization.........................................................  A-6
  Section 3.04   Affiliated Entities....................................................  A-7
  Section 3.05   SEC Reports and Financial Statements...................................  A-7
  Section 3.06   Absence of Certain Changes or Events...................................  A-8
  Section 3.07   Consents and Approvals; No Violation...................................  A-8
  Section 3.08   Undisclosed Liabilities................................................  A-8
  Section 3.09   Taxes..................................................................  A-8
  Section 3.10   Title and Related Matters Concerning Real Property, Leaseholds and
                 Tangible Personal Property.............................................  A-10
  Section 3.11   Patents, Trademarks, and Other Intellectual Property...................  A-11
  Section 3.12   Material Contracts.....................................................  A-12
  Section 3.13   Litigation.............................................................  A-13
  Section 3.14   Insurance..............................................................  A-13
  Section 3.15   Compliance with Laws...................................................  A-13
  Section 3.16   Employee Benefit Plans.................................................  A-13
  Section 3.17   Employment Related Agreements..........................................  A-14
  Section 3.18   Labor Agreements and Controversies.....................................  A-14
  Section 3.19   Environmental Matters..................................................  A-14

  Section 3.20   Absence of Questionable Payments; Indebtedness to and from Officers,
                 Directors and Stockholders.............................................  A-16
  Section 3.21   Ownership of HP Shares.................................................  A-16
  Section 3.22   Certain Fees...........................................................  A-16
  Section 3.23   Disclosure.............................................................  A-16
  Section 3.24   Proxy Statement, Etc. .................................................  A-16
  Section 3.25   Accounts Receivable; Inventory; Goodwill; and Leasing Transactions.....  A-17
  Section 3.26   Post-Retirement and Post-Employment Benefit Obligations................  A-17
  Section 3.27   Powers of Attorney and Suretyships.....................................  A-17
  Section 3.28   Customers..............................................................  A-17
  Section 3.29   Conflicts of Interest..................................................  A-17
  Section 3.30   Licenses and Permits...................................................  A-18
  Section 3.31   Accounting Matters.....................................................  A-18
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
  HEWLETT-PACKARD AND THE SUBSIDIARY....................................................  A-18
  Section 4.01   Corporate Organization.................................................  A-18
  Section 4.02   Authorization..........................................................  A-18
  Section 4.03   Capitalization.........................................................  A-18
  Section 4.04   SEC Reports and Financial Statements...................................  A-19
  Section 4.05   Absence of Certain Changes.............................................  A-19
  Section 4.06   Consents and Approvals; No Violations..................................  A-19
  Section 4.07   Litigation.............................................................  A-20
  Section 4.08   Compliance with Laws...................................................  A-20
  Section 4.09   Registration Statement.................................................  A-20
  Section 4.10   No Undisclosed Liabilities.............................................  A-20
  Section 4.11   Disclosure.............................................................  A-20
ARTICLE V
COVENANTS...............................................................................  A-21
  Section 5.01   Conduct of Business of the Company.....................................  A-21
  Section 5.02   Solicitation of Other Proposals........................................  A-22
  Section 5.03   Access to Information..................................................  A-22
  Section 5.04   Agreements of Affiliates...............................................  A-22
  Section 5.05   All Reasonable Efforts.................................................  A-23
  Section 5.06   Communications; Public Announcements...................................  A-23
  Section 5.07   Notification of Certain Matters........................................  A-23
  Section 5.08   Indemnification and Insurance..........................................  A-23
  Section 5.09   Regulatory Approvals...................................................  A-25
  Section 5.10   Pooling................................................................  A-25
  Section 5.11   Employee Matters.......................................................  A-25
  Section 5.12   Termination of Stock Plans; No Acceleration of Options.................  A-25
  Section 5.13   Consents...............................................................  A-25

  Section 5.14   Distributor, Dealer and Representative Agreements......................  A-26
  Section 5.15   Brokers or Finders.....................................................  A-26
ARTICLE VI
CLOSING.................................................................................  A-26
  Section 6.01   Time and Place.........................................................  A-26
  Section 6.02   Deliveries at the Closing..............................................  A-26
ARTICLE VII
CONDITIONS TO THE MERGER................................................................  A-27
  Section 7.01   Conditions to the Obligations of HP, the Subsidiary and the Company....  A-27
  Section 7.02   Additional Conditions to the Obligations of HP and the Subsidiary......  A-27
  Section 7.03   Additional Conditions to the Obligations of the Company................  A-29
ARTICLE VIII
TERMINATION AND ABANDONMENT.............................................................  A-29
  Section 8.01   Termination............................................................  A-29
  Section 8.02   Fees and Expenses......................................................  A-30
  Section 8.03   Procedure and Effect of Termination....................................  A-30
ARTICLE IX
GENERAL PROVISIONS......................................................................  A-31
  Section 9.01   Amendment and Modification.............................................  A-31
  Section 9.02   Waiver of Compliance; Consents.........................................  A-31
  Section 9.03   Validity...............................................................  A-31
  Section 9.04   Parties in Interest....................................................  A-31
  Section 9.05   Survival of Representations, Warranties, Covenants and Agreements......  A-31
  Section 9.06   Notices................................................................  A-32
  Section 9.07   Governing Law..........................................................  A-32
  Section 9.08   Counterparts...........................................................  A-32
  Section 9.09   Table of Contents and Headings.........................................  A-32
  Section 9.10   Entire Agreement.......................................................  A-33
  Section 9.11   Miscellaneous..........................................................  A-33

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 21, 1995 (the "Agreement"), is among Hewlett-Packard Company, a California corporation ("HP"), Gemini Project Corporation, a Delaware corporation and a direct wholly-owned subsidiary of HP (the "Subsidiary"), and Convex Computer Corporation, a Delaware corporation (the "Company").

                                    RECITALS

     A. The Executive Committee of the Board of Directors of HP and the Boards of Directors of the Subsidiary and the Company have approved the merger of the Subsidiary with and into the Company (the "Merger"). The Merger will have the effects set forth in this Agreement and, as a result of the Merger, shares of common stock of the Company will be converted into shares of common stock of HP. The Company will become a wholly-owned subsidiary of HP.

     B. For accounting purposes, it is intended that the Merger shall be recorded as a pooling of interests and for tax purposes it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration for the mutual agreements of the parties, intending to be legally bound, HP, the Company and the Subsidiary hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.01  THE MERGER

     (a) Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time (as defined in Section 1.02 hereof), the Subsidiary shall be merged with and into the Company in accordance with the applicable provisions of Delaware law and the separate existence of Subsidiary shall thereupon cease, and the Company, which shall be and which is hereinafter sometimes referred to as the "Surviving Corporation," shall continue its corporate existence under the laws of the State of Delaware under the name "Convex Technology Center, Inc."

     (b) From and after the Effective Time, the Company shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Company and the Subsidiary (hereinafter, collectively, the "Constituent Corporations"), all as set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

     SECTION 1.02  EFFECTIVE TIME

     On the date of the closing of the Merger referred to in Section 6.01 hereof, a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the time of such filing, and the date and time of such filing is hereinafter referred to as the "Effective Time."

     SECTION 1.03 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

     The Certificate of Incorporation and By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

     SECTION 1.04  BOARD OF DIRECTORS AND OFFICERS

     The directors and officers of the Subsidiary immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

     SECTION 1.05  CONVERSION OF SHARES

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) each share of Common Stock, $.01 par value, of the Company (the "Company Common Stock") then owned by HP, the Subsidiary or any other direct or indirect subsidiary of HP and each share of Company Common Stock then held in the treasury of the Company shall be canceled, and no payment shall be made nor other consideration paid with respect thereto;

     (b) each then remaining outstanding share of Company Common Stock shall be converted into the right to receive that fraction of a share (subject to adjustment pursuant to Section 1.06 below, the "Conversion Number") of Common Stock, $1.00 par value, of HP (the "HP Common Stock") to be determined by dividing $4.83 by the average closing price of HP Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions for the ten trading day period ending two trading days prior to the Effective Time (collectively, the "Merger Consideration");

     (c) all then outstanding shares of Common Stock of the Subsidiary shall be converted into one hundred newly issued shares of Common Stock of the Surviving Corporation.

     SECTION 1.06  ADJUSTMENTS TO CONVERSION NUMBER

     In the event of any change in HP Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Conversion Number shall be appropriately adjusted.

     SECTION 1.07  SURRENDER OF CERTIFICATES; PAYMENT FOR AND EXCHANGE OF SHARES

     (a) Prior to the Effective Time, HP shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") for the purpose of effecting the issuance of certificates contemplated hereby and making cash payments in lieu of fractional shares. As soon as practicable after the Effective Time, HP shall cause the Exchange Agent to mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented shares of Company Common Stock (other than those owned by HP, the Subsidiary or any other subsidiary of HP), a notice and form of letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering such certificate or certificates to the Exchange Agent for exchange for the Merger Consideration in accordance with this Agreement. Upon the surrender to the Exchange Agent of such certificate or certificates, together with a letter of transmittal duly executed and completed in accordance with the instructions thereon, the Exchange Agent shall promptly cause to be issued to such person the number of whole shares of HP Common Stock to which such person is entitled and cash payments in lieu of fractional shares, as provided in
Section 1.08. No interest shall be paid or accrued in respect of such cash payments.

     (b) Until surrendered in accordance with the provisions hereof, each certificate representing shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares owned by HP, the Subsidiary or any other subsidiary of HP) shall, except as provided in the following sentence, be deemed for all purposes to solely represent (i) the ownership of the number of whole shares of HP Common Stock into which such shares of Company Common Stock have been converted in accordance with this Agreement, and (ii) the right to receive cash in lieu of fractional share interests pursuant to Section 1.08 hereof. Until such certificates are so surrendered, the holders thereof shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of HP Common Stock; provided, however, that upon the surrender of such certificates representing shares of Company Common Stock in exchange for certificates representing shares of HP Common Stock, there shall be paid to the record holder of the certificate or certificates representing shares of HP Common Stock issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid to such record holder with respect to the number of shares of HP Common Stock represented by the certificate or certificates issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

     (c) All dividends or other distributions declared after the Effective Time with respect to HP Common Stock and payable to the holders of record thereof after the Effective Time which are payable to holders of certificates representing shares of Company Common Stock not theretofore surrendered and exchanged for certificates representing shares of HP Common Stock shall be paid or delivered by HP to the Exchange Agent in trust for the benefit of such holders. All such dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Company Common Stock and unclaimed at the end of one year from the Effective Time shall be repaid or redelivered by the Exchange Agent to HP, after which time any holder of certificates representing Company Common Stock who has not theretofore surrendered such certificates to the Exchange Agent shall, subject to applicable law, look as a general creditor only to HP for payment or delivery of such dividends or distributions.

     (d) Any certificates for shares of HP Common Stock and any cash payable in lieu of fractional share interests delivered or made available to the Exchange Agent pursuant to this Agreement and not exchanged for certificates representing Company Common Stock within one year after the Effective Time shall also be returned by the Exchange Agent to HP subject to the rights of holders of unsurrendered certificates for shares of Company Common Stock. Notwithstanding the foregoing, neither HP, the Exchange Agent nor any other party hereto shall be liable to any holder of Company Common Stock for any HP Common Stock or dividends or distributions thereon, or cash in lieu of fractional share interests, delivered to a public official pursuant to applicable escheat or similar laws.

     (e) If payment is to be made or any certificates for shares of HP Common Stock are to be issued to a person other than the person in whose name the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such payment or exchange that the certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) and otherwise in proper form for transfer and that the person requesting such payment or exchange shall pay any transfer or other taxes required by reason of the payment and issuance of certificates for shares of HP Common Stock to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (f) Prior to the Effective Time, HP shall reserve a sufficient number of authorized but unissued shares of HP Common Stock for issuance in connection with the conversion of Company Common Stock into HP Common Stock as provided herein. Promptly after the Effective Time, HP shall make available, or cause to be made available, to the Exchange Agent the shares of HP Common Stock and shall make arrangements to provide the Exchange Agent with sufficient funds as and when necessary to enable the Exchange Agent to effect the exchange of certificates and to make the cash payments in lieu of fractional shares contemplated hereby.

     (g) In the event that any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of HP Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that HP may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to indemnify HP and deliver a bond in such sum as it may direct as indemnity against any claim that may be made against HP or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 1.08  NO FRACTIONAL SHARES

     No fractions of a share of HP Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of HP Common Stock shall, upon surrender of his certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the average closing price of HP Common Stock as reported on the NYSE

Composite Transactions for the ten trading day period ending two trading days prior to the Effective Time, by the fractional share interest to which such holder would otherwise be entitled.

     SECTION 1.09  NO FURTHER TRANSFERS

     After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided herein.

     SECTION 1.10  TAX-FREE REORGANIZATION

     The parties intend to adopt this Agreement as a plan of reorganization under section 368(a) of the Code as described in the provisions of sections 368(a)(1)(A) and section 368(a)(2)(E). The HP Common Stock issued in the Merger will be issued solely in exchange for the Company Common Stock, and no other transaction, other than the Merger, represents, provides for, or is intended to be an adjustment to the consideration paid for the Company Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by HP for the Company Common Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 1.10. In addition, HP represents that as of the date of this Agreement and as of the Closing Date it intends to continue the Company's historic business or use a significant portion of the Company's business assets in a trade or business.

                                   ARTICLE II
                                RELATED MATTERS

     SECTION 2.01  COMPANY STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLANS

     (a) At the Effective Time, each then outstanding option to purchase shares of Company Common Stock (whether or not then currently exercisable) (each, a "Company Option") granted under the Company's 1983 or 1991 Stock Option Plans (collectively, the "Option Plans") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by HP and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option, the number of whole shares of HP Common Stock equal to the number of shares of Company Common Stock issuable with respect to such Company Option multiplied by the Conversion Number, at a price equal to the exercise price per share of Company Common Stock divided by the Conversion Number. As promptly as practicable after the Effective Time, HP shall issue to each holder of a Company Option under the Option Plans a written instrument evidencing HP's assumption of such option. Prior to the Effective Time, the Company shall take such additional actions as are necessary or desirable under applicable law and the applicable agreements and Option Plans to assure that each outstanding Company Option shall, from and after the Effective Time, represent only the right to purchase, upon exercise, whole shares of HP Common Stock and cash in lieu of any fractional shares.

     (b) The Company shall take such actions as are necessary to cause the Exercise Date (as such term is used in the Company's 1995 Employee Stock Purchase Plan (the "1995 ESPP")) applicable to the then current Exercise Period (as such term is used in the 1995 ESPP) to be the last Company payday on or prior to the Effective Time (the "Final Company Exercise Date"); provided, that such change in the Exercise Date shall be conditioned upon the consummation of the Merger. On the Final Company Exercise Date, the Company shall apply the funds credited as of such date under the 1995 ESPP within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the 1995 ESPP.

     (c) As soon as practicable after the Effective Time, HP shall file and use reasonable efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended (the "Securities

Act") with respect to the issuance of shares of HP Common Stock issuable upon exercise of those Company options assumed by HP pursuant to Section 2.01(a).

     SECTION 2.02  STOCKHOLDER APPROVALS

     The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable following the date on which the Registration Statement (as defined below) is declared effective to consider and vote upon the Merger (the "Proposal"). The Company shall consult with HP and, subject to the fiduciary duties of the Board of Directors of the Company, shall not postpone or adjourn (other than for the absence of a quorum) its meeting of stockholders without the consent of HP, which consent shall not be unreasonably withheld. At the meeting of the Company's stockholders, all shares of Company Common Stock then owned by HP, the Subsidiary or any other subsidiary of HP shall be voted in favor of the Merger. Subject to its fiduciary duty under applicable law, the Board of Directors of the Company shall recommend that its stockholders vote in favor of the Proposal and will use all reasonable efforts to solicit proxies from its stockholders in favor of the Proposal and to take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     SECTION 2.03  PROXY STATEMENT, ETC.

     The Company shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use all reasonable efforts to have cleared by the SEC, and shall thereafter promptly mail to its stockholders, a proxy statement (the "Proxy Statement") with respect to the stockholders' meeting referred to in Section 2.02 hereof (which Proxy Statement will also constitute the prospectus of HP to be included in the Registration Statement to be filed by HP pursuant to Section 2.04 hereof, the "Proxy Statement/Prospectus").

     SECTION 2.04  REGISTRATION STATEMENT

     HP shall promptly prepare and file with the SEC under the Securities Act, a Registration Statement on Form S-4 (the "Registration Statement") with respect to the shares of HP Common Stock to be issued in the Merger and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. HP shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of shares of HP Common Stock in the Merger and the Company shall furnish HP with all information and shall take such other action as HP may reasonably request in connection with any such action.

     SECTION 2.05  COMPLIANCE WITH THE SECURITIES ACT

     At least ten (10) business days prior to the Effective Time, the Company shall cause to be delivered to HP a list (satisfactory to counsel for HP) identifying all persons who might in the Company's opinion, at the time of the meeting of the stockholders of the Company convened in accordance with Section
2.02 hereof, be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a possible Affiliate in such opinion to deliver to HP on or prior to the Effective Time a written agreement, in the form of Exhibit A, that such person will not offer to sell, sell or otherwise dispose of any of the shares of HP Common Stock issued to such person in the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act, and further that such person will not otherwise engage in transactions with respect to shares of HP Common Stock for the period described therein in order to support the pooling of interests accounting treatment intended by HP with respect to the Merger.

     SECTION 2.06  STOCK EXCHANGE LISTING

     HP shall use all reasonable efforts to cause HP Common Stock to be issued in the Merger to be listed on the NYSE prior to the Effective Time, subject to official notice of issuance and evidence of satisfactory distribution.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Company Disclosure Schedule which the Company shall have delivered to HP and the Subsidiary immediately prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to HP and the Subsidiary as follows:

     SECTION 3.01  CORPORATE ORGANIZATION

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has delivered to HP complete and correct copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

     SECTION 3.02  AUTHORIZATION

     The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceeding on the part of the Company is necessary for the execution and delivery thereof, subject only to obtaining any necessary approval of the stockholders of the Company to the Merger, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

     SECTION 3.03  CAPITALIZATION

     The authorized capital stock of the Company, as well as the number of outstanding shares of each class of capital stock of the Company and the amount of the Company's outstanding Debentures, is as set forth on Section 3.03 of the Company Disclosure Schedule. All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights, were issued in compliance with all applicable state and federal securities laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section 3.03 of the Company Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to the issuance of shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares. Section 3.03 of the Company Disclosure Schedule lists each of the Company's Option Plans and other stock award or stock purchase plans (the "Stock Plans"), true and correct copies of which have been provided by the Company to HP.

     SECTION 3.04  AFFILIATED ENTITIES

     (a) Except as set forth in Section 3.04 of the Company Disclosure Schedule, the Company has no direct or indirect affiliated entities (which term includes each direct or indirect subsidiary of the Company and each business entity in which the Company has any direct or indirect interest and for which it accounts on the equity method of accounting). For purposes of this Agreement, a "subsidiary" of a person shall mean a corporation, company or other entity more than 50% of whose outstanding shares, securities, or ownership interest (representing the right to vote for the election of directors or other managing authority) is now or hereafter owned or controlled directly or indirectly by such person. Each subsidiary of the Company listed on the Company Disclosure
Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has delivered to HP complete and correct copies of the Articles or Certificate of Incorporation and By-Laws, or similar organizational documents, of each such subsidiary as in effect on the date hereof.

     (b) Except as set forth in Section 3.04 of the Company Disclosure Schedule, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, and all of the outstanding shares of capital stock of each such subsidiary are duly and validly issued, were not issued in violation of any preemptive rights, are fully paid and non-assessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as and to the extent set forth in Section 3.04(b) of the Company Disclosure Schedule, there are not any options, warrants, subscriptions, conversion or other rights, agreements, or commitments, arrangements or understandings with respect to the issuance of capital stock of any subsidiary of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

     (c) Except as set forth in Section 3.04 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation other than of its subsidiaries, does not have any direct or indirect equity or ownership interest in any other business or entity, and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity other than investments previously made in its subsidiaries.

     SECTION 3.05  SEC REPORTS AND FINANCIAL STATEMENTS

     Since January 1, 1992, the Company has filed with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required Company Reports") all of which, as of their respective effective dates, complied with all applicable requirements of the Securities Act and the Exchange Act. The Company has previously delivered to HP true and complete copies of its (i) Annual Reports on Form 10-K for the years ended December 31, 1994, December 31, 1993, and December 31, 1992 as filed with the SEC; (ii) Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1995 and June 30, 1995, respectively, as filed with the SEC; (iii) proxy statements relating to all meetings of its stockholders (whether annual or special) held since January 1, 1992; and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the SEC since January 1, 1992 (collectively, the "Company SEC Filings"). As of their respective dates, none of the Required Company Reports or the Company SEC Filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Filings were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments.

     SECTION 3.06  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as set forth in the Company SEC Filings or in Section 3.06 of the Company Disclosure Schedule, since December 31, 1994, the Company and its subsidiaries have conducted its business only in the ordinary and usual course and there has not been any event, change or development which has affected or be likely to affect materially and adversely the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 3.07  CONSENTS AND APPROVALS; NO VIOLATION

     There is no requirement applicable to the Company or any of its subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of Section 251 of the DGCL for filing of appropriate documents to effect the Merger, (ii) requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (v) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent the Company from performing its obligations under this Agreement. Except as set forth in Section 3.07 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company or any subsidiary is a party or by which any of them is bound or to which any of their assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-laws (or other charter documents) of the Company or any subsidiary, or a default under or violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or
(iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company or any subsidiary is subject.

     SECTION 3.08  UNDISCLOSED LIABILITIES

     Except as and to the extent set forth on the consolidated balance sheet of the Company as of December 31, 1994 (the "Latest Balance Sheet"), included in the Required Company Reports, neither the Company nor any of its subsidiaries had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) material to the Company and its subsidiaries taken as a whole and since that date neither the Company nor any of its subsidiaries has incurred any such liabilities or obligations material to the Company and its subsidiaries taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement.

     SECTION 3.09  TAXES

     (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (a "Governmental Entity") responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) above as a result of any express or implied obligation to indemnify any other person.

     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of the Company (collectively, the "Company Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Company's financial statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Latest Balance Sheet (i) fully accrues consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1994, and (ii) properly accrues consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after December 31, 1994 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Company's financial statements relating to Tax matters is true, complete and accurate in all material respects.

     (c) No Tax liability since December 31, 1994 has been incurred other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. The Company has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. All the Company Returns filed with respect to federal income tax returns for Taxable years of the Company through the Taxable year ended December 31, 1994, in the case of the United States, have been examined and closed and copies of audit reports previously have been provided to HP or are the Company Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The Company has not granted any extension or waiver of the limitation period applicable to any Company Returns.

     (d) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the Knowledge of the Company, threatened against or with respect to the Company in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Company which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due. Except as may be required as a result of the Merger, the Company has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

     (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, the Company is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company. None of the assets of the Company (i) is property that the Company is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company has not participated in (and prior to the Effective Time the Company will not participate in) an international boycott within the meaning of Section 999 of the Code. The Company has previously provided or made available to HP true and correct copies of all the Company Returns, and, as reasonably requested by HP, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

     (f) The Company Disclosure Schedule lists (i) any foreign Tax holidays that the Company has in any jurisdiction, including the nature, amount and lengths of such Tax holiday, (ii) any intercompany transfer pricing agreements or other arrangements that have been established by the Company in any foreign jurisdiction and (iii) any expatriate tax programs or policies affecting the Company.

     SECTION 3.10 TITLE AND RELATED MATTERS CONCERNING REAL PROPERTY, LEASEHOLDS
                  AND TANGIBLE PERSONAL PROPERTY

     (a) Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, the Company and each of its subsidiaries has good title to all of the properties and assets, other than those that are leased, which are material to the business, operations or financial condition of the Company and its subsidiaries, including, without limitation, the properties reflected in the Latest Balance Sheet (other than those which have been disposed of since the date thereof in the ordinary course of business), free and clear of all security interests, claims, charges or other encumbrances ("Liens") other than (i) Liens reflected on the Company's June 30, 1995 balance sheet, (ii) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (iii) Liens which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby, and (iv) Liens for taxes and special assessments not yet due and payable in the ordinary course of business.

     (b) Set forth in Section 3.10(b) of the Company Disclosure Schedule is a complete and accurate list of all the real property owned by, leased to or, to the Knowledge of the Company, used in the business of the Company or any subsidiary. No parcel of real property so listed as owned, leased or used is, or its use is, in violation of any applicable zoning laws nor in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property, which violation could have a material adverse effect on the Company. All of the buildings, fixtures and other improvements described in Section 3.10(b) of the Company Disclosure Schedule are in good condition and have been maintained in accordance with reasonable industry practices. Except as indicated in Section 3.10(b) of the Company Disclosure Schedule, (i) neither the Company nor any subsidiary is in default with respect to any material term or condition of any lease, (ii) nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder by the Company or any subsidiary or would cause the acceleration of any obligation of the Company or any subsidiary or the creation of a lien or encumbrance upon any asset of the Company or any subsidiary, except for items which either individually or in the aggregate would not have a material adverse effect on the Company.

     (c) Set forth in Section 3.10(c) of the Company Disclosure Schedule is (i) a description of each item of tangible personal property owned by the Company or any subsidiary having on the date hereof either a depreciated book value or estimated fair market value per unit in excess of $500,000 or not owned by the Company or any subsidiary but in the possession of or used in the business of the Company or any subsidiary and having rental payments therefor in excess of $100,000 per month or $1,000,000 per year; and (ii) a description of the owner of, and any agreement relating to the use of, each such item of tangible personal property not owned by the Company or an subsidiary and the circumstances under which such property is used. Except as indicated in Section 3.10(c) of the Company Disclosure Schedule:

          (1) The Company or the relevant subsidiary, as the case may be, has good and marketable title to each item of such tangible personal property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

          (2) Each item of such tangible personal property not owned by the Company or a subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant subsidiary, as the case may be, to such owner or lessor will be discharged;

          (3) Each item of tangible personal property listed in Section 3.10(c) of the Company Disclosure Schedule is in good operating condition and repair and is fit for its intended purposes; and

          (4) The Company and each subsidiary own or otherwise have the right to use all of the tangible personal properties now used by them in the operation of their respective businesses or the use of which is necessary for the performance of any material contract, letter of intent or proposal to which any of them is a party, except for items which either individually or in the aggregate would not have a material adverse effect on the Company.

     SECTION 3.11  PATENTS, TRADEMARKS, AND OTHER INTELLECTUAL PROPERTY

     (a) To the Knowledge of the Company, the Company owns, or is licensed or otherwise entitled to exercise, without restriction, all rights to, all patents, trademarks, trade names, service marks, copyrights, mask work rights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all material mask works, net lists, schematics, technology, source code, know-how, computer software programs and all material other tangible and intangible information or material, that are used or currently proposed to be used in the business of the Company as currently conducted or as currently proposed to be conducted (collectively, the "Company Intellectual Property Rights").

     (b) The Company Disclosure Schedule lists (i) all patents, trademarks, trade names, service marks and other company, product or service identifiers and mask work rights, registered and unregistered copyrights, and any applications or registrations therefor, assigned to the Company or issued in the name of the Company and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and expiration dates; (ii) except for agreements with HP, all source code licenses (other than maintenance source and source escrow agreements), patent licenses (other than the 1983 patent license with Cray Research) or trademark licenses (other than trademark licenses granted in the ordinary course of business for distribution or incorporation into products and other than the agreements with (i) Hoyos International for a Mongolian supercomputer center and a Russian aerospace project and (ii) Convex Computer SAE in Spain) as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right and includes the identity of all parties thereto, a description of the nature and subject matter thereof, all material rights, restrictions, conditions, or other terms pertaining to each Company Intellectual Property Right, the applicable royalty or other consideration and the term thereof, and including the extent to which rights with respect to Company Intellectual Property Rights survive termination or expiration thereof; and (iii) all parties to whom the Company has delivered copies of Company source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code, except parties who have or have the right to receive maintenance source code. The Company owns all of the Company Intellectual Property Rights listed in clause (i) above. Copies of all such licenses identified pursuant to clause (ii) above have been delivered by the Company to HP.

     (c) The Company is not, and as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder will not be, in violation of, or lose any rights pursuant to any license, sublicense or agreement described in the Company Disclosure Schedule.

     (d) To the Knowledge of the Company, the Company is the owner or licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests), the Company Intellectual Property Rights and has rights (and except as set forth in the Company Disclosure Schedule is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

     (e) No claims with respect to the Company Intellectual Property Rights have been asserted or, to the Knowledge of the Company, are threatened by any person, and the Company does not know of any claims (i) against the use by the Company of any Company Intellectual Property Rights, or (ii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights.

     (f) To the Knowledge of the Company, all patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by the Company are not invalid and have not been fraudulently procured or enforced.

     (g) To the Knowledge of the Company, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including without limitation any employee or former employee of the Company; the Company has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and the Company does not have any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

     (h) No Company Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. Except for intellectual property indemnification provided to third parties in the ordinary course of business, the Company has not entered into any agreement or offered to indemnify any other person against any charge of infringement of any Company Intellectual Property Right. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Company Intellectual Property Right. The Company had or has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Company Intellectual Property Rights.

     SECTION 3.12  MATERIAL CONTRACTS

     (a) Set forth in Section 3.12(a) of the Company Disclosure Schedule is a complete and accurate listing, with respect to the Company and its subsidiaries, of (i) any contract for the lease of property from third parties providing for aggregate lease payments in excess of one million dollars ($1,000,000) per annum; (ii) any contract in effect on the date hereof which involves more than one million dollars ($1,000,000) for the current or future obligation to purchase materials, commodities, supplies or other personal property or services; (iii) any contract for the sale of products manufactured by the Company which involves more than two million dollars ($2,000,000), other than those entered into in the ordinary course of business; (iv) any partnership or joint venture agreement; and (v) any agreement or instrument under which the Company or any subsidiary is indebted for borrowed money.

     (b) The Company Disclosure Schedule sets forth a true and complete list, and the Company has delivered or made available to HP true and correct copies, of each distributor, dealer or representative agreement for the sale of the Company's products or services which relates to more than $1,500,000 of revenues in the twelve (12) months preceding the date of this Agreement (a "Distributor Agreement"). Each Distributor Agreement listed in the Company Disclosure
Schedule is valid and in full force and effect, and neither the Company nor any of its subsidiaries (and to the Knowledge of the Company, no other party) has breached any material provision of, or is in default in any material respect under the terms of, any such Distributor Agreement. No Distributor Agreement will be, by its terms, terminated or impaired by reason of the consummation of the Merger.

     (c) All outstanding purchase orders or purchasing commitments and all outstanding sales orders and commitments of the Company and its subsidiaries have been entered into in the ordinary course of business.

     (d) No event has occurred and is continuing under any of the contracts or obligations listed in Section 3.12(a) of the Company Disclosure Schedule, which (with or without notice, lapse of time, or both) would constitute a default thereunder on the part of the Company or any subsidiary and which would have a material adverse effect on the Company.

     (e) Neither the Company nor any subsidiary is a guarantor or otherwise liable for any indebtedness of any other person which would have a material adverse effect on the Company.

     SECTION 3.13  LITIGATION

     Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its subsidiaries or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries in which a decision could have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries arising out of or in any way related to this Agreement or any of the transactions contemplated hereby.

     SECTION 3.14  INSURANCE

     (a) All material policies of fire, liability, workmen's compensation and other similar forms of insurance owned or held by the Company and each subsidiary are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies, together with the self-insurance reserves reflected on the Company's August 31, 1995 balance sheet, and such other policies and reserves added since such date, provide insurance coverage that is adequate for the assets and operations of the Company.

     (b) Section 3.14(b) of the Company Disclosure Schedule identifies all key-man life and other similar forms of insurance policies covering directors or officers of the Company and naming the Company or a subsidiary. All such policies are valid, outstanding and enforceable policies, and name the Company as the sole beneficiary, and will not be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     SECTION 3.15  COMPLIANCE WITH LAWS

     The Company and each subsidiary have complied with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of the Company or any subsidiary, except where non-compliance individually, or in the aggregate, would not have a material adverse effect on the Company.

     SECTION 3.16  EMPLOYEE BENEFIT PLANS

     (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, (i) neither the Company nor any entity that together with the Company is treated as a single employer pursuant to Section 414(b) or (c) of the Code or
Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains or in the past has maintained any (1) pension, profit-sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan or welfare plan (a "Plan") whether or not such Plan is intended to be qualified under Section 401(a) of the Code or otherwise subject to ERISA, or (2) any employee benefit plan within the meaning of Section 3(3) of ERISA (an "Employee Benefit Plan") under which the Company or any of its subsidiaries has any present or future obligation or liability or under which any present or former employee of the Company or its subsidiaries has any present or future rights to benefits, (ii) each such Employee Benefit Plan has been administered in material compliance with the applicable requirements of ERISA and the Code, and in the case of any such Employee Benefit Plan that is funded for purposes of ERISA and the Code, has not incurred any federal income or excise tax liability, (iii) all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each such Employee Benefit Plan, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no material change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report, and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any such Employee Benefit Plan and no material penalty or tax under ERISA or the Code has been imposed upon the Company or any of its subsidiaries with respect to any such Employee Benefit Plan and there are no pending or, to the Company's Knowledge, threatened claims by or on behalf of any such Employee Benefit Plan, by any employee or beneficiary covered by such Employee Benefit Plan, or otherwise involving such Employee Benefit Plan, other than claims for benefits in the ordinary course.

     (b) Each such Employee Benefit Plan which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified to the best Knowledge of the Company, and, except as set forth in Section 3.16(b) of the Company Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service with respect to such plan and no such plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No such Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code.

     (c) The Company has not maintained or contributed to, or been obligated or required to contribute to, a "multiemployer plan," as such term is defined in
Section 3(37) of ERISA.

     SECTION 3.17  EMPLOYMENT RELATED AGREEMENTS

     Except as described in Section 3.17 of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is a party to any bonus, profit-sharing, stock option, stock purchase or stock award, incentive, pension, retirement, deferred compensation, consulting, severance, indemnification, employment or similar arrangement or agreement with officers or directors of the Company or any of its subsidiaries ("Employment Related Agreements"); (ii) neither the Company nor any of its subsidiaries is a party to any stock option, stock purchase or stock award, pension, retirement, deferred compensation, consulting, or similar arrangement or agreement with any employees of the Company or any of its subsidiaries; and (iii) to the Company's Knowledge, neither the Company nor any of its subsidiaries is a party to any bonus, profit-sharing, incentive, severance, indemnification, employment or similar arrangement or agreement with employees of the Company or any of its subsidiaries.

     SECTION 3.18  LABOR AGREEMENTS AND CONTROVERSIES

     Except as set forth in Section 3.18 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement nor are there any union representation proceedings or labor controversies pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries.

     SECTION 3.19  ENVIRONMENTAL MATTERS

     (a) Except as disclosed in Section 3.19(a) of the Company Disclosure Schedule, the Company and each of its subsidiaries has obtained all permits, licenses and other authorizations required by all Environmental Laws (as defined below) and is in compliance with all of the respective terms and conditions of all such permits, licenses and authorizations.

     (b) Except as disclosed in Section 3.19(b) of the Company Disclosure Schedule, there is not constructed, placed, deposited, stored, disposed of nor located on or under (including any underground improvements, including, but not limited to, treatment or storage tanks, sumps or water, gas or oil wells) any real property owned or leased by the Company or any subsidiary any Hazardous Material (as defined below) or facility for holding any Hazardous Material, nor have any Hazardous Materials migrated from such property upon or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties upon, about or beneath any real property owned or leased by the Company or any subsidiary.

     (c) Except as disclosed in Section 3.19(c) of the Company Disclosure Schedule, (i) no notices of any violation or alleged violation of any Environmental Laws have been received by the Company or any subsidiary with respect to any real property owned or leased by the Company or any subsidiary, and (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or threatened, relating to the ownership, use, maintenance or operation of any real property owned or leased by the Company or any subsidiary nor is there any basis for any such actions, suits, claims, proceedings or investigations being instituted or filed.

     (d) "Environmental Law" shall mean all applicable statues, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation:

          (1) all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation,
     (x) the Clean Air Act (42 U.S.C. sec.sec. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sec.sec. 1251), the Safe Drinking Water Act (42 U.S.C. sec.sec. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. sec.sec. 2601 et seq.), the Endangered Species Act (16 U.S.C. sec.sec. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. sec.sec. 11001 et seq.), and (y) analogous state and local provisions; and

          (2) all requirements pertaining to the protection of the health and safety of employees or the public.

     (e) "Hazardous Material" means any chemical substance:

          (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

          (2) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C.
     Section 6901 et seq.); or

          (3) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the business of the Company; or

          (4) the presence of which on any of the property owned or leased by the Company causes a nuisance upon such property or to adjacent properties or poses a hazard to the health or safety or persons on or about any of the property; or

          (5) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

     SECTION 3.20 ABSENCE OF QUESTIONABLE PAYMENTS; INDEBTEDNESS TO AND FROM
                  OFFICERS, DIRECTORS AND STOCKHOLDERS

     (a) Neither the Company nor any subsidiary, nor any director, officer or, to the Knowledge of the Company, any agent or employee or any other person authorized to act on behalf of the Company or any subsidiary has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, government officials or others and neither the Company nor any subsidiary nor any director, officer, or, to the Knowledge of the Company, any agent or employee or any other person authorized to act on behalf of the Company or any subsidiary has accepted or received any unlawful contributions, payments, gifts or expenditures.

     (b) Except as listed in Section 3.20(b) of the Company Disclosure Schedule and except for intercompany indebtedness payable among the Company and the subsidiaries or among the subsidiaries, neither the Company nor any subsidiary is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing or any affiliate of any such person in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any such officer, director, stockholder or affiliate indebted to the Company or any subsidiary except for advances made to employees of the Company or any subsidiary in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

     SECTION 3.21  OWNERSHIP OF HP SHARES

     Neither the Company nor any subsidiary owns directly or indirectly any HP Common Stock or has rights to purchase such shares, and will not purchase any such shares in a fashion that would prevent the accounting treatment of the Merger as a pooling of interests.

     SECTION 3.22  CERTAIN FEES

     Except as described in Section 3.22 of the Company Disclosure Schedule, neither the Company, nor any of its subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

     SECTION 3.23  DISCLOSURE

     No representation or warranty by the Company in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by the Company to HP or the Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.24  PROXY STATEMENT, ETC.

     The Proxy Statement (as defined in Section 2.03) and all amendments and supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Neither the Proxy Statement, nor any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time the meeting of the stockholders of the Company referred to in Section 2.02 hereof is convened or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information furnished to it by HP or Subsidiary or any of their accountants, counsel or other authorized representatives in writing specifically for inclusion in the Proxy Statement. None of the information with respect to the Company or any affiliate or associate of the Company that has been supplied by the Company or any of its accountants, counsel or other authorized representatives in writing (the "Company Information") specifically for use in the Registration Statement will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.25 ACCOUNTS RECEIVABLE; INVENTORY; GOODWILL; AND LEASING TRANSACTIONS

     (a) Accounts receivable reflected on the Company's June 30, 1995, balance sheet, including receivables associated with equipment shipped but not billed, have been properly stated at their realizable value after consideration of all allowances and reserves required in accordance with GAAP.

     (b) Inventories reflected on the Company's June 30, 1995, balance sheet are properly stated at the lower of cost or market value in accordance with GAAP and to properly reflect excess and obsolete inventories at net realizable value.

     SECTION 3.26  POST-RETIREMENT AND POST-EMPLOYMENT BENEFIT OBLIGATIONS

     Except as described in Section 3.26 of the Company Disclosure Schedule, all obligations associated with benefits to be provided to present and former employees after retirement or termination have been properly recognized as liabilities on the Company's July 31, 1995 balance sheet in accordance with Statement Financial Accounting Standards No. 106 and 112.

     SECTION 3.27  POWERS OF ATTORNEY AND SURETYSHIPS

     Except as disclosed in Section 3.27 of the Company Disclosure Schedule, neither the Company nor any of the subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     SECTION 3.28  CUSTOMERS

     Except as disclosed in Section 3.28 of the Company Disclosure Schedule, during the fiscal year of the Company ended December 31, 1994 and the seven months ended July 31, 1995, not more than five percent (5%) of the consolidated revenues of the Company and the subsidiaries during either of such periods were attributable to any single customer or to any group of affiliated customers.

     SECTION 3.29  CONFLICTS OF INTEREST

     No officer, director or, to the Knowledge of the Company, stockholder who owns 5% or more of the outstanding capital stock of the Company or any subsidiary or any affiliate of any such person now has or within the last three
(3) years had, either directly or indirectly:

     (a) an equity or debt interest in any corporation, partnership, joint venture, associates, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any subsidiary, or purchases or during such period purchased from the Company or any subsidiary any goods or services, or otherwise does or during such period did business with the Company or any subsidiary in which the amount involved exceeds $60,000; or

     (b) a beneficial interest in any contract, commitment or agreement to which the Company or any subsidiary is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any subsidiary and such persons in their capacities as employees, officers or directors of the Company or such subsidiary.

     SECTION 3.30  LICENSES AND PERMITS

     The Company and its subsidiaries have all governmental licenses, permits and authorizations necessary to carry on their businesses as currently conducted, except for such governmental licenses, permits and authorizations, the absence of which would not have a material adverse effect on the Company.

     SECTION 3.31  ACCOUNTING MATTERS

     Neither the Company, its subsidiaries, nor any of its affiliates has taken or agreed to take any action that would adversely affect the ability of HP and the Subsidiary to account for the Merger as a pooling of interests.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                       HEWLETT-PACKARD AND THE SUBSIDIARY

     Except as set forth on the HP Disclosure Schedule to this Agreement executed by HP and delivered to the Company immediately prior to the execution of this Agreement (the "HP Disclosure Schedule"), HP and the Subsidiary represent and warrant to the Company as follows:

     SECTION 4.01  CORPORATE ORGANIZATION

     HP and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of California and Delaware, respectively, with all requisite corporate power and authority to own, operate and lease their respective properties and to carry on their respective businesses as now being conducted and are duly qualified or licensed to do business and are in good standing in each jurisdiction in which their ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on HP.

     SECTION 4.02  AUTHORIZATION

     HP and the Subsidiary have the requisite corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery by HP and the Subsidiary of this Agreement and the performance by each of them of their respective obligations hereunder and the consummation by each of them of the transactions contemplated hereby have been duly authorized by their respective Boards of Directors and by HP as the sole stockholder of the Subsidiary and no other corporate proceeding on their part is necessary for the execution and delivery thereof, and the performance of their respective obligations hereunder, and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of them and it is a legal, valid and binding obligation of HP and the Subsidiary enforceable against each of them in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

     SECTION 4.03  CAPITALIZATION

     The authorized capital stock of HP and Subsidiary as well as the number of outstanding shares of each class of capital stock of HP and Subsidiary is as set forth on Section 4.03 of the HP Disclosure Schedule. All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section
4.03 of the HP Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to the issuance of shares of capital stock of HP or Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

     SECTION 4.04  SEC REPORTS AND FINANCIAL STATEMENTS

     Since November 1, 1992, HP has filed with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required HP Reports"), all of which, as of their respective effective dates, complied with all applicable requirements of the Securities Act and the Exchange Act. HP has delivered to the Company true and complete copies of (i) HP's Annual Reports on Form 10-K for the fiscal years ended October 31, 1994 and October 31, 1993, as filed with the SEC,
(ii) Quarterly Reports on Form 10-Q for the three month periods ended January 31, 1995, and April 30, 1995, as filed with the SEC, (iii) proxy statements relating to all meetings of HP's shareholders (whether annual or special) held since November 1, 1992, and (iv) all other forms, reports, statements and documents filed by HP with the SEC since November 1, 1992 (collectively the "HP SEC Filings"). As of their respective dates, none of the Required HP Reports or HP SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of HP included or incorporated by reference in HP SEC Filings were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in shareholders' equity of HP and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments.

     SECTION 4.05  ABSENCE OF CERTAIN CHANGES

     Except as set forth in HP SEC Filings or in Section 4.05 of the HP Disclosure Schedule, since October 31, 1994, HP and Subsidiary, and each other subsidiary of HP, have conducted their respective businesses only in the ordinary and usual course and there has not been any event, change or development which has affected or will affect materially and adversely the business, financial condition or results of operations of HP, the Subsidiary, or any other subsidiaries of HP, taken as a whole.

     SECTION 4.06  CONSENTS AND APPROVALS; NO VIOLATIONS

     There is no requirement applicable to HP or the Subsidiary to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of Section 251 of the DGCL for filing of appropriate documents to effect the Merger, (ii) requirements of the HSR Act, (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states,
(v) listing of HP Common Stock pursuant to the requirements of the NYSE, or (vi) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent HP from performing its obligations under this Agreement. Except as set forth in Section 4.06 of the HP Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which HP or any subsidiary is a party or by which any of them is bound or to which any of their assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-laws (or other charter documents) of HP or any subsidiary, or a default under or violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which HP or any subsidiary is subject, except for the occurrence of any item specified in clause (iii) of this sentence which would not individually, or in the aggregate, have a material adverse effect on HP.

     SECTION 4.07  LITIGATION

     Except as set forth in Section 4.07 of the HP Disclosure Schedule, there is no action, proceeding or investigation pending or, to the Knowledge of HP, threatened against or involving HP or any of its subsidiaries or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against HP or any of its subsidiaries in which a decision could have a material adverse effect on HP. Neither HP nor any of its subsidiaries is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no actions, suits or proceedings pending or, to the Knowledge of HP, threatened against HP or any of its subsidiaries arising out of or in any way related to this Agreement or any of the transactions contemplated hereby.

     SECTION 4.08  COMPLIANCE WITH LAWS

     HP and each subsidiary have complied with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of HP or any subsidiary, except where non-compliance individually, or in the aggregate, would not have a material adverse effect on the Company.

     SECTION 4.09  REGISTRATION STATEMENT

     The Registration Statement (as defined in Section 2.04) and all amendments and supplements thereto will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. Neither the Registration Statement, nor any amendments thereof or supplements thereto, will, on the date it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that HP makes no representation or warranty with respect to any information furnished to it by the Company or any of its accountants, counsel or other authorized representatives in writing specifically for inclusion in the Registration Statement. None of the information with respect to HP or any affiliate or associate of HP that has been supplied by HP or any of its accountants, counsel or other authorized representatives in writing (the "HP Information") specifically for use in the Proxy Statement will, at the time the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.10  NO UNDISCLOSED LIABILITIES

     Except as and to the extent set forth on the consolidated balance sheet of HP as of October 31, 1994, included in the Required HP Reports, neither HP nor any of its subsidiaries had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) material to HP and its subsidiaries taken as a whole and since that date neither HP nor any of its subsidiaries has incurred any such liabilities or obligations material to HP and its subsidiaries taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement.

     SECTION 4.11  DISCLOSURE

     No representation or warranty by HP or the Subsidiary in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by either HP or the Subsidiary to the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.01  CONDUCT OF BUSINESS OF THE COMPANY

     Except as contemplated by this Agreement or to the extent that HP shall otherwise consent in writing, during the period from the date of this Agreement to the Effective Time, the Company and its subsidiaries will conduct their respective operations only in, and the Company and its subsidiaries will not take any action except in, the ordinary course of business and the Company and its subsidiaries will use all reasonable efforts to preserve intact their respective business organizations, assets, prospects and advantageous business relationships, to keep available the services of their respective officers and key employees and to maintain satisfactory relationships with their respective licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with them. Without limiting the generality of the foregoing, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries will, without the prior written consent of HP:

     (a) amend its Articles or Certificate of Incorporation or By-Laws, or similar organizational documents, or change its authorized number of directors;

     (b) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities except repurchases at cost under the Option Plans, consistent with past practice, including, without limitation, any debt securities;

     (c) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, other than stock option grants to newly hired employees consistent with past practice representing in no event greater than an aggregate of 5,000 shares and the issuance by the Company of shares of its Common Stock pursuant to the exercise of employee stock options and other rights outstanding on the date of this Agreement set forth in Section
3.03 of the Company Disclosure Schedule.

     (d) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

     (e) enter into, adopt or, except as otherwise provided herein or as determined by the Company to be necessary to comply with applicable law or maintain tax-favored status (and any nonmaterial changes incidental thereto), amend any Employment Related Agreement, Plan, or Employee Benefit Plan or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of their officers or directors or any general increase in the compensation payable or to become payable to their employees (including, in each case, any such increase pursuant to any Employment Related Agreement, Plan or Employee Benefit Plan, other than an increase pursuant to the terms of such an Employment Related Agreement, Plan or Employee Benefit Plan in effect on the date of this Agreement and reflected on the Company Disclosure Schedule), other than in connection with individual performance reviews in the ordinary course of business and consistent with past practice;

     (f) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of any material amount of properties or assets of any other individual or entity, other than any such transaction described in Section 3.12 of the Company Disclosure Schedule;

     (g) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on the Latest Balance Sheet, or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

     (h) acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business;

     (i) waive, release, grant or transfer any material rights or modify or change any material existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice; or

     (j) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article III untrue or incorrect.

     SECTION 5.02  SOLICITATION OF OTHER PROPOSALS

     (a) Nothing contained in this Agreement shall prevent the Board of Directors of the Company in the exercise of its fiduciary duties from soliciting or encouraging (whether by press release or otherwise), or from considering or negotiating another proposal for a merger, consolidation, sale of all or substantially all assets, or similar transaction (an "Acquisition Proposal"). In addition, nothing contained in this Agreement shall prevent the Board of Directors of the Company from approving or recommending an Acquisition Proposal if the Company, acting through its disinterested directors, determines in good faith, after consultation with its financial advisors, that such Acquisition Proposal would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal referred to herein as a "Superior Proposal").

     (b) The Company may, subject to the execution of a customary confidentiality agreement, (i) provide non-public information regarding the Company to persons who may make an Acquisition Proposal, and (ii) afford access to persons who may make an Acquisition Proposal to the Company, its management, employees, affiliates and the like to no greater extent than that provided to HP in Section 5.03 below.

     (c) The Board of Directors of the Company may, subject to Section 8.01(e) below, recommend or accept a Superior Proposal in the circumstances contemplated by Section 5.02(a), and may in such case terminate this Agreement as provided in
Section 8.01(e) hereof or withdraw or modify its recommendation concerning this Agreement and the Merger subject to HP's rights in Section 8.02, but only if the Company has, prior to such termination approval or recommendation, given HP reasonable notice of the identity of the offeror and the terms and conditions, including a copy of any such proposal or a summary of its principal terms.

     SECTION 5.03  ACCESS TO INFORMATION

     (a) Between the date of this Agreement and the Effective Time, the Company will upon reasonable notice give to HP and HP's authorized representatives access during regular business hours to all of its personnel, plants, offices, warehouses and other facilities and to all of its books and records and will permit HP and such representatives to make such inspections as it may require and will cause its officers and those of its subsidiaries to furnish HP with such financial and operating data and other information with respect to its business and properties as HP and its representatives may from time to time reasonably request.

     (b) Information obtained by the parties hereto pursuant to this Section
5.03 shall be subject to the provisions of that certain Confidential Disclosure Agreement between HP and the Company effective May 1, 1995, which agreement remains in full force and effect. In addition, if this Agreement is terminated, neither party shall disclose, except as required by law, the basis or reason for such termination, without the prior written consent of the other party.

     SECTION 5.04  AGREEMENTS OF AFFILIATES

     The Company will use its reasonable efforts to cause each person who is so identified as an "affiliate" pursuant to the list specified in Section 2.06 hereof to deliver to HP on or prior to the Effective Time a written agreement substantially in the form of Exhibit A to this Agreement with respect to the shares of Common Stock of HP to be received by such affiliate in the Merger.

     SECTION 5.05  ALL REASONABLE EFFORTS

     Upon the terms and subject to the conditions hereof, and subject to the fiduciary duties of the Board of Directors of the Company under applicable law, HP, the Subsidiary and the Company each agree to use all reasonable efforts promptly to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and will use all reasonable efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are in the opinion of HP or the Company necessary or desirable in connection with the transactions contemplated by this Agreement, including, without limitation, filings and approvals to the extent required under the DGCL, the Securities Act, the Exchange Act and the HSR Act. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, directors or representatives of HP, the Subsidiary and the Company will take such action.

     SECTION 5.06  COMMUNICATIONS; PUBLIC ANNOUNCEMENTS

     Except as provided in (i) Section 2.03 above with respect to the Company's Proxy Statement, or (ii) Section 5.02(c) in connection with a recommendation by the Company's Board of Directors of a Superior Proposal, between the date of this Agreement and the Effective Time, the Company will not furnish or make any written or oral communication to its stockholders relating to the transactions contemplated by this Agreement which is inconsistent with or supplemental to any communication previously approved by both HP and the Company. No party to this Agreement will make any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior consent of HP and the Company. In no event shall the Company or any director, officer, employee, advisor or agent make any written or oral communication that is inconsistent with or in addition to any statements previously approved by HP regarding any of the business or affairs of the Surviving Corporation after the Merger. Notwithstanding the foregoing, HP and Company shall not be prohibited from issuing any press release or making any public statement as may be required under applicable law, but in any such event, HP or the Company, as the case may be, shall consult with the other party reasonably in advance of taking any such action.

     SECTION 5.07  NOTIFICATION OF CERTAIN MATTERS

     HP, the Subsidiary and the Company will give prompt notice to one another of (i) the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate or would or would likely cause any condition in Article VII to become impossible to fulfill at any time from the date hereof to the Effective Time, and (ii) any failure on its part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

     SECTION 5.08  INDEMNIFICATION AND INSURANCE

     (a) From and after the Effective Time, subject to the limitations in this
Section 5.08, HP and the Surviving Corporation (subject to Section 5.08(e) below) shall indemnify each person entitled to indemnity under the terms of
Article 9 (hereinafter, "Article 9") of the Company's Certificate of Incorporation (an "Indemnified Party") to the same extent (but only to the extent) provided for under the terms of Article 9 and permitted under Delaware law, with respect to any matter or fact (i) arising, existing or occurring prior to the Effective Time or (ii) based upon or arising out of the Merger and the other transactions contemplated by this Agreement, in each case regardless whether any action, suit or proceeding referred to in said Article 9 is commenced prior to, at or after the Effective Time. HP acknowledges that the Company has also agreed to indemnify certain Indemnified Parties pursuant to indemnification agreements in the form attached to or described in the Company Disclosure Schedule. From and after the Effective Time, HP agrees to assume the Company's obligations pursuant to such indemnification agreements, to the extent they are enforceable under Delaware law.

     (b) From and after the Effective Time, subject to the limitations in this
Section 5.08, the Indemnified Parties that are defendants in litigation commenced by stockholders of the Company with respect to (1) the performance of their duties as officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (2) HP's offer or proposal to acquire the Company (collectively, the "Subject Litigation") shall be entitled to be represented, subject to Section 5.08(d)(2) below, at the reasonable expense of HP, in the Subject Litigation by one counsel who shall be selected by a plurality of such defendants.

     (c) HP and the Surviving Corporation shall use all reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been previously delivered to HP) on terms comparable to those applicable to the then current directors and officers of HP; provided, however, that in no event shall HP or the Surviving Corporation be required to expend in excess of 110% of the annual premium currently paid by the Company for such coverage or such coverage as is available for such 110% of the annual premium.

     (d) The rights of Indemnified Parties pursuant to this Section 5.08 are subject to the following conditions and limitations:

          (1) Any Indemnified Party, upon learning of any action, suit or proceeding as to which such Party intends to claim indemnity under this
     Section 5.08, shall promptly notify HP (but the failure so to notify HP shall not relieve it from any liability which HP may have under this
     Section 5.08, except to the extent such failure materially prejudices HP). Such Indemnified Party shall deliver to HP any undertaking required by
     Article 9 or applicable law, and shall otherwise cooperate with HP and HP's counsel in all material respects reasonably requested by HP or by such counsel in connection with evaluation and defense of such action, suit or proceeding.

          (2) Such Indemnified Parties shall initially be represented in any action, suit or proceeding as to which indemnification is sought pursuant to this Section 5.08 by counsel selected by HP to represent HP, the Surviving Corporation, and such Indemnified Parties. It shall be a condition to HP's obligation to bear the expense of additional counsel for such Indemnified Parties, as provided above in Section 5.08(b), that HP's counsel shall have determined, in such counsel's sole discretion, that such a legal conflict exists between HP and/or the Company, on the one hand, and such Indemnified Parties, on the other hand, that separate counsel is required to represent the interests of such Indemnified Parties.

          (3) Neither HP nor the Surviving Corporation shall be liable to an Indemnified Party under this Section 5.08, nor under any indemnification agreement referenced in Section 5.08(a) above, for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and a condition to any indemnification payment provided for in this Section 5.08, or under any such agreement shall be that such Indemnified Party not have settled any Subject Litigation without the consent of HP.

          (4) HP and the Surviving Corporation shall have no obligation under this Section 5.08 to any Indemnified Party if and to the extent that a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (5) Nothing herein shall preclude an Indemnified Party from selecting counsel of such Party's choice, at such Party's sole expense, in any action, suit or proceeding referred to herein. Whether or not HP is obligated to bear the expenses of such counsel pursuant to this Section 5.08, as long as HP remains liable to indemnify such Indemnified Party under the terms of this Section 5.08, HP shall have the exclusive right, without the consent of any Indemnified Party, to control and direct any such action, suit or proceeding, through counsel of HP's choice, and to settle such proceeding, including as to any Indemnified Party, provided that, without such Party's agreement, such Party incurs no responsibility for payment of any portion of such settlement, nor any legal disability as the result thereof and provided further that HP may not enter into any settlement which includes an admission of wrongdoing by the Indemnified Party without such Party's consent, which consent will not be unreasonably withheld.

     (e) The obligations of HP and, subject to the limitation below, the Surviving Corporation under this Section 5.08 shall continue in full force and effect for a period of six years from the Effective Time, except with respect to matters then pending as to which such obligations shall survive until final resolution of such matters. The obligations of HP and the Surviving Corporation under this Section 5.08 are intended to benefit, and be enforceable against HP and the Surviving Corporation directly by, the Indemnified Parties, and shall be binding on all successors of HP. Nothing in this Section 5.08 shall be construed to preclude HP from merging, disposing of or liquidating the Surviving Corporation, and in such event the Surviving Corporation shall be relieved of further obligation under this Section 5.08, provided that in all events HP shall remain severally liable to the Indemnified Parties under the terms of this
Section 5.08.

     SECTION 5.09  REGULATORY APPROVALS

     The Company and HP will take all such action as may be necessary under federal or state securities laws or the HSR Act applicable to or necessary for, and will file and, if appropriate, use their all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulatory bodies which they deem necessary or appropriate for the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions, and the Company and HP shall file in a timely manner all reports and documents required to be so filed by or under the 1934 Act which they deem necessary or appropriate in relation to the Merger.

     SECTION 5.10  POOLING

     Each of HP and the Company agrees that it will not take any action that would adversely affect the ability of HP to treat the Merger as a "pooling-of-interests" for accounting purposes and neither party has any reason to believe that a "pooling-of-interests" will not be available for the Merger.

     SECTION 5.11  EMPLOYEE MATTERS

     The following terms and conditions regarding benefits shall apply to the employees of the Company and its subsidiaries that the Surviving Corporation shall retain or HP shall decide to hire at or after the Effective Time. HP agrees to maintain and honor all outstanding severance and employment agreements that are listed in Section 5.11 of the Company Disclosure Schedule. The relevant date for the determination of benefits under HP's employee benefit plans for any Company employee that becomes an HP employee as a consequence of the Merger shall be the date that the Company first hired such employee; provided that the date of the Effective Time shall be the relevant date for any such employee for determination of benefits under HP's Retirement Plan and for purposes of providing any service-based retiree health benefits.

     SECTION 5.12  TERMINATION OF STOCK PLANS; NO ACCELERATION OF OPTIONS

     At the Effective Time, each of the Stock Plans shall be terminated. Beginning at the Effective Time, neither HP nor the Surviving Corporation shall have any obligation or liability to any person with respect to any option or other right under the Stock Plans, except as provided herein. The Company agrees that no option vesting schedule under any of the Stock Plans shall be accelerated.

     SECTION 5.13  CONSENTS

     The Company and HP shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and HP shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and HP and the consummation of the transactions contemplated hereby. The Company and HP shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 5.14  DISTRIBUTOR, DEALER AND REPRESENTATIVE AGREEMENTS

     The Company shall deliver the following documents to HP at least 15 business days prior to the Effective Time, each of which shall be complete and correct:

     (a) a list of each distributor, dealer and representative agreement for the sale of the Company's products and services; and

     (b) a copy of each such agreement described in clause (a) above.

     SECTION 5.15  BROKERS OR FINDERS

     Except as set forth on the Company Disclosure Schedule, neither HP and the Subsidiary nor the Company or any of their subsidiaries shall enter into any agreement or arrangement with any agent, broker, investment banker or other firm or person pursuant to which such person shall be entitled to any broker or finder's fee or any other commissions or similar fee in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                    CLOSING

     SECTION 6.01  TIME AND PLACE

     Subject to the provisions of Articles VII and VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, California 94304 as promptly as practicable after the last to occur of (i) the approval of stockholders of the Company referred to in Section 2.02 hereof, and
(ii) the fulfillment of the other conditions to the Merger set forth in Article VII hereof, or at such other place or at such other time as may be mutually agreed upon by HP and the Company.

     SECTION 6.02  DELIVERIES AT THE CLOSING

     Subject to the provisions of Articles VII and VIII, at the Closing:

     (a) There will be delivered to HP and the Company the certificates and other documents and instruments the delivery of which is contemplated under
Article VII; and

     (b) HP, the Subsidiary and the Company will cause appropriate documents necessary to effect the Merger to be filed in accordance with the provisions of 251 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     SECTION 7.01 CONDITIONS TO THE OBLIGATIONS OF HP, THE SUBSIDIARY AND THE
                  COMPANY

     The respective obligations of HP, the Subsidiary and the Company to effect the Merger are subject to fulfillment at or prior to the date of the Closing of the following conditions:

     (a) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (b) The Merger shall have been approved by the requisite vote of the stockholders of the Company required by the DGCL and the Company's Certificate of Incorporation and Bylaws;

     (c) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending or threatened before the Commission;

     (d) The shares of HP Common Stock issuable in the Merger shall be authorized for listing on the NYSE upon official notice of issuance;

     (e) No order, statute, rule, regulation, executive order, decree or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger; and

     (f) No injunction, restraining order or other order shall have been issued that prohibits, restrains, seeks to invalidate or seeks to set aside consummation of the Merger.

     SECTION 7.02 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HP AND THE SUBSIDIARY

     The obligations of HP and the Subsidiary to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

     (a) The Company shall have performed and complied with the agreements and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the date of the Closing;

     (b) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects;

     (c) All corporate actions on the part of the Company necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby shall have been duly and validly taken;

     (d) HP shall have received from each person who is identified as an "affiliate" of the Company for purposes of Rule 145 under the Securities Act, as identified in the list delivered pursuant to Section 2.06, a written agreement substantially in the form of Exhibit A to this Agreement with respect to the shares of HP Common Stock to be received by such affiliate in the Merger;

     (e) Any and all consents required from third parties relating to contracts, licenses, leases and other agreements and instruments material to the financial condition or results of operations of the Surviving Corporation, shall have been obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

     (f) HP shall have received from Ernst & Young LLP, independent auditors for the Company, a copy of a letter addressed to the Company dated on or prior to the date of the Effective Time, in substance reasonably satisfactory to HP, to the effect that Ernst & Young LLP is aware of no significant matters with respect to the

Company or any of its subsidiaries which would preclude HP from accounting for the business combination as a pooling of interests

     (g) HP shall have received from independent auditors for HP, a letter dated the date of the Effective Time confirming, as of that date, that the Merger can be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board;

     (h) HP shall have received such certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and such certificates of others to evidence compliance with the conditions set forth in this Section and in
Section 7.01 as may be reasonably requested by HP;

     (i) Since the date of this Agreement and except as set forth in the Company Disclosure Schedule, there shall have been no material adverse change in, and no event, occurrence or development in the business of the Company that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of the Company and its subsidiaries, taken as a whole; and

     (j) HP shall have received the following certificates:

          (1) An estoppel certificate from Ambvex, Ltd. stating that the Lease Agreement dated January 23, 1989 between Synergy Park Associates No. 1 Limited Partnership and the Company; as amended by Supplemental Lease Agreement dated October 31, 1990 between Chamansynergy Limited Partnership and the Company, Second Amendment to Lease Agreement dated October 1991 between Chamansynergy Limited Partnership and the Company, and Third Amendment to Lease Agreement dated July 13, 1994 between Ambvex, Ltd. and the Company; and as assigned pursuant to Assignment of Lease and Service Contracts and Assumption Agreement dated June 5, 1989 between Synergy Park Associates No. 1 Limited Partnership and Chamansynergy Limited Partnership and to Assignment of Lease and Service Contracts and Assumption Agreement dated July 13, 1994 between Chamansynergy Limited Partnership and Ambvex, Ltd. (the "Lease") is in full force and effect and that there are no defaults under the Lease on the part of either the Company or Ambvex, Ltd. as Lessor and confirming the monthly rent, deposit, term and other basic terms of the Lease.

          (2) An estoppel certificate from Mantax (America), Inc. as General Partner stating that no defaults exist under the Limited Partnership Agreement dated March 21, 1994 between Mantax (America), Inc., Amber Realty, Inc. and the Company, as amended by First Amendment to Limited Partnership Agreement dated June 10, 1994 and Second Amendment to Limited Partnership Agreement dated July 13, 1994 (the "Limited Partnership Agreement") describing Ambvex, Ltd., a Texas limited partnership (the "Limited Partnership") and confirming (i) the Company's percentage interest in and current capital account with the Limited Partnership, (ii) that HP will have the right, at any time following the Merger, to become a substituted limited partner in the Limited Partnership in place of the Company, and (iii) that the consummation of the Merger and the other transactions contemplated in this Agreement will not require the consent of the General Partner nor will it trigger the right of first refusal set forth in the Limited Partnership Agreement.

          (3) An estoppel certificate from Hartford Life Insurance Company as lender to the Limited Partnership stating that there are no defaults under the loan (the "Loan") and confirming the principal amount and term of the Loan, the interest rate and other basic terms of the Loan and that the consummation of the Merger and the other transactions contemplated by this Agreement will not cause a default or acceleration of any kind under the Loan; and

     (k) The Board of Directors of the Company shall have adopted a resolution, contingent upon the Closing and satisfactory to HP, that terminates the "Convex Renewal Program (Sabbatical)" which provided for six weeks of sabbatical with pay and benefits after each seven full years of continuous active service.

     SECTION 7.03  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

     (a) HP and the Subsidiary shall have performed and complied with the agreements and obligations contained in this Agreement that are required to be performed and complied with by them at or prior to the date of the Closing;

     (b) The representations and warranties of HP and the Subsidiary contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects;

     (c) All corporate actions on the part of HP and the Subsidiary necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken;

     (d) Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of HP that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of HP and its subsidiaries, taken as a whole; and

     (e) The Company shall have received such certificates of officers of HP and the Subsidiary and such certificates of others to evidence compliance with the conditions set forth in this Section and in Section 7.01 as may be reasonably requested by the Company.

                                  ARTICLE VIII
                          TERMINATION AND ABANDONMENT

     SECTION 8.01  TERMINATION

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders referred to in Section 2.02:

     (a) after January 31, 1996, by either the Company or HP, if the Closing has not occurred for any reason other than a breach of this Agreement by the terminating party;

     (b) by HP, if there has been a breach by the Company of any agreement, covenant, obligation, representation or warranty contained in this Agreement in either case such that the conditions set forth in Sections 7.02(a) or 7.02(b) would not be satisfied as of the time of such breach and such breach has not been waived by HP; provided, that if in HP's sole reasonable judgment such breach is curable by the Company through the exercise of reasonable efforts and so long as the Company continues to exercise such reasonable efforts continuously and diligently and is able to cure such breach within a period of 60 days, HP may not terminate this Agreement under this Section 8.01(b);

     (c) by the Company, if there has been a breach by HP or the Subsidiary of any agreement, covenant, obligation, representation or warranty contained in this Agreement and such breach has not been waived by the Company;

     (d) by HP or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final, nonappealable order, decree or ruling, in each case restraining, enjoining or otherwise prohibiting the Merger;

     (e) by HP or the Company, if the Company shall have accepted or recommended to the stockholders of the Company a Superior Proposal;

     (f) by either HP or the Company if the Company's stockholders shall have voted on and failed to approve the Merger by the requisite vote;

     (g) by mutual consent of HP and the Company; or

     (h) by HP, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to HP its recommendation of the Merger as provided in Section 2.02.

     (i) by HP, if a tender offer or exchange offer for twenty percent or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company, within ten business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders, or takes no position with respect to its acceptance of such tender offer or exchange offer by its stockholders.

     SECTION 8.02  FEES AND EXPENSES

     (a) For purposes of this Section, a "Termination Fee Event" shall have occurred if (i) the Company terminates this Agreement pursuant to Section 8.01(e) above; or (ii) HP terminates this Agreement pursuant to Sections 8.01(b), (e), (h) or (i) above; or (iii) if the Company or HP shall terminate this Agreement pursuant to Section 8.01(f) above and at the time of the failure of the Company's stockholders to approve the Merger (A) there shall exist a competing Acquisition Proposal and (B) the Company's Board of Directors shall have withdrawn or modified its recommendation of the Merger in a manner adverse to HP, or shall have resolved to do so, or shall have recommended to the Company's stockholders any Superior Proposal; or (iv) if the Company or HP shall terminate this Agreement pursuant to Section 8.01(a) and thereafter, within six months, the Company's Board of Directors recommends to the stockholders a Superior Proposal.

     (b) If a Termination Fee Event, as described above occurs, then the Company shall pay to HP, in cash, the sum of $3,750,000, plus all of HP's out-of-pocket expenses and fees incurred by it, or on its behalf, in connection with the Merger and the negotiation, preparation, execution and performance of all transactions contemplated by this Agreement ("HP's Expenses"). Such payment shall be made to HP, in the manner provided below, not later than five business days after delivery to the Company of notice of demand for payment and an itemization setting forth in reasonable detail HP Expenses. Such itemization of HP Expenses may be supplemented and updated from time to time by HP until the 60th day after HP delivers such notice of demand for payment, and the Company shall make payment for such supplemental expenses within five business days after receipt thereof in the manner provided below. Any payment required by this
Section 8.02(b) shall be made to HP by wire transfer of immediately available funds to an account designated by HP in the notice of demand for payment delivered to the Company pursuant to this Section 8.02(b).

     (c) The payment provided for in Section 8.02(b) shall be the sole and exclusive remedy of HP upon any termination of this Agreement as described in
Section 8.02(b), regardless of the circumstances giving rise to such termination. The Company and HP agree that the amount payable to HP following a Termination Fee Event is reasonable under the circumstances to induce HP to enter into this Agreement since it would be impracticable and extremely difficult to fix the actual damage to HP in the case of such a termination, and in light of the value that would have been provided to the Company and its stockholders, if such a Termination Fee Event should occur, by virtue of HP's willingness to enter into this Agreement, including particularly, Section 5.02 above.

     (d) Except as provided in Section 8.02(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by such of HP, the Subsidiary or the Company incurring such expenses, except that expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus shall be shared equally by HP and the Company.

     SECTION 8.03  PROCEDURE AND EFFECT OF TERMINATION

     In the event of termination and abandonment of the Merger by HP or the Company pursuant to Section 8.01, written notice thereof shall forthwith be given to the other and this Agreement and the Merger Agreement shall terminate and the Merger shall be abandoned, without further action by any of HP, the Subsidiary or the Company. If this Agreement is terminated as provided herein there shall be no liability or further obligation hereunder on the part of HP, the Subsidiary or the Company, except as set forth in this Section 8.03 and in Sections 5.02, 5.03(b), 8.02 and
Article IX. Nothing in this Section 8.03 shall relieve any party to this Agreement of liability for willful breach of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01  AMENDMENT AND MODIFICATION

     Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of HP, the Subsidiary and the Company at any time prior to the Effective Time with respect to any of the terms contained herein except that after the approvals by stockholders contemplated by Section 2.02, the amount or form of consideration to be received by the holders of voting shares of the Company may not be decreased or altered without the approval of such holders.

     SECTION 9.02  WAIVER OF COMPLIANCE; CONSENTS

     Any failure of HP or the Subsidiary, on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Company or HP, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of HP, the Subsidiary or the Company, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

     SECTION 9.03  VALIDITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 9.04  PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of HP, the Subsidiary and the Company, and except as otherwise expressly provided in
Section 5.08 above, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.05 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                  AGREEMENTS

     The respective representations and warranties of HP, the Subsidiary and the Company shall not survive the Effective Time, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger to the extent of any such subsequent period. In addition, if this Agreement is terminated pursuant to Section 8.01, the covenants contained in Sections 5.02, 5.03(b) and 8.02 shall survive such termination.

     SECTION 9.06  NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

     (a) if to HP, the Subsidiary or the Surviving Corporation after the Effective Time, to:

         Hewlett-Packard Company
         3000 Hanover Street, MS 20BT
         Palo Alto, California 94304
         Attention: Director, Corporate Development
         Fax: (415) 852-8342

     with a copy to:

         Hewlett-Packard Company
         3000 Hanover Street, MS 20BX
         Palo Alto, California 94304
         Attention: General Counsel
         Fax: (415) 852-8019

     (b) if to the Company prior to the Effective Time, to:

         Convex Computer Corporation
         3000 Waterview Parkway
         Richardson, TX 75080
         Attention: General Counsel
         Fax: (214) 497-4083

     with a copy to:

         Wilson, Sonsini, Goodrich & Rosati
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention: Larry W. Sonsini, Esq.
         Fax: (415) 493-6811

     SECTION 9.07  GOVERNING LAW

     The Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to the conflicts of law rules thereof.

     SECTION 9.08  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 9.09  TABLE OF CONTENTS AND HEADINGS

     The table of contents and article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.10 ENTIRE AGREEMENT

     This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein, embodies the entire agreement and understanding of HP, the Subsidiary and the Company in respect of the subject matter contained herein and supersedes all prior agreements and understandings among them with respect to such subject matter including, without limitation, the Common Stock Purchase Agreement dated as of March 18, 1992 between the Company and HP.

     SECTION 9.11  MISCELLANEOUS

     (a) HP hereby agrees to cause the Subsidiary to comply with its obligations hereunder and to cause the Subsidiary to consummate the Merger as contemplated herein.

     (b) For purposes of this Agreement, the term "Knowledge" of an entity means knowledge actually possessed, after conducting a reasonable inquiry into the relevant subject matter, by any director, officer, employee or representative of such entity.

     IN WITNESS WHEREOF, HP, the Subsidiary and the Company have caused this Agreement to be signed on their behalf by their respective duly authorized representatives on the date first above written.

                                          HEWLETT-PACKARD COMPANY

                                          By: /s/  WILLEM P. ROELANDTS

                                          --------------------------------------
                                          Its: Senior Vice President and General
                                                 Manager of Computer Systems
                                                 Organization

                                          GEMINI PROJECT CORPORATION

                                          By: /s/  ANN O. BASKINS

                                          --------------------------------------
                                          Its: Treasurer and Secretary

                                          CONVEX COMPUTER CORPORATION

                                          By: /s/  ROBERT J. PALUCK

                                          --------------------------------------
                                          Its: Chairman of the Board and Chief
                                                 Executive Officer

                                   EXHIBIT A

                               AFFILIATES LETTER

                                           , 1995

Hewlett-Packard Company
3000 Hanover Street MS 20BQ
Palo Alto, California 94304
Attention: Marie Oh Huber, Esq.

Gentlemen:

     I have been advised that I may be an "affiliate" of [Gemini], a Delaware corporation (the "Company"), as that term is defined for purposes of Rule 145 of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act").

     I understand that the Company has entered into an Agreement and Plan of
Merger dated as of             , 1995 (the "Merger Agreement") with
Hewlett-Packard Company, a California corporation ("HP"), and Gemini Project Corporation, a Delaware corporation (the "Subsidiary") and a wholly-owned subsidiary of HP, providing for the merger (the "Merger") of the Company and the Subsidiary. As a result of the Merger, I may receive shares of Common Stock of HP (the "HP Common Stock") in exchange for shares of capital stock of the Company owned by me at the Effective Time of the Merger (as defined in the Merger Agreement.)

     A. In connection with my receipt of HP Common Stock as a result of the Merger, I represent, warrant to and agree with HP that:

          1. I have been advised that the issuance of the shares of HP Common Stock that are issued to me as a result of the Merger will be registered with the Commission under the Securities Act. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the stockholders of the Company I may be an "affiliate" of the Company and the distribution by me of the shares of HP Common Stock that I receive in the Merger has not been registered under the Securities Act, such shares must be held by me indefinitely unless (a) such distribution of such shares has been registered under the Securities Act, (b) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, or (c) in the opinion of counsel acceptable to HP some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of such shares.

          2. I will not sell, transfer or otherwise dispose of the shares of HP Common Stock that I receive as a result of the Merger in violation of the Securities Act or the rules and regulations thereunder.

          3. I also will not sell, transfer or otherwise dispose of any shares of capital stock of the Company or HP, or reduce my interest in or my risk relating to any such shares, during the period beginning 30 days prior to the Merger and ending on the date that financial results covering at least 30 days of post-Merger combined operations of HP and the Company have been published.

     B. I understand and I agree with HP that:

          1. HP is under no further obligation to register the sale, transfer or other disposition of the shares of HP Common Stock that I receive as a result of the Merger or to take any other action necessary in order to make an exemption from registration available to me.

          2. Stop transfer instructions may be given to the transfer agents of HP with respect to the shares of HP Common Stock that I receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

              "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an
         agreement dated as of             , 1995, between the
         registered holder and Hewlett-Packard Company, a copy of which agreement is on file at the principal offices of Hewlett-Packard Company."

                                          Very truly yours,

                                          --------------------------------------

Accepted this        day of
          1995 by
HEWLETT-PACKARD COMPANY

By:

Title:

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 204 of the California Corporations Code authorizes a corporation to adopt a provision in its articles of incorporation reducing or eliminating the personal liability of directors to the corporation or its shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to the corporation or its shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under the California Corporations Code, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and
(4) approval of any transaction from which the director derives and improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Corporations Code makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     HP has adopted provisions in its Amended Articles of Incorporation which eliminate the personal liability of its directors to HP and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize HP to indemnify its officers, directors and other agents to the fullest extent permitted by law. In addition, HP has a directors' and officers' liability insurance policy which provides insurance coverage to directors and officers for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents are filed as part of this Registration Statement.

     (a) Exhibits

        EXHIBIT
          NO.                                      DESCRIPTION
        -------   -----------------------------------------------------------------------------
           2.1    -- Agreement and Plan of Merger dated as of September 21, 1995, among the
                  Registrant, Convex and Subsidiary
           5.1    -- Opinion re: legality
           8.1    -- Opinion re: tax matters
          23.1    -- Consent of Price Waterhouse LLP, independent accountants
          23.2    -- Consent of Ernst & Young LLP, independent auditors
          23.3    -- Consent of D. Craig Nordlund, Associate General Counsel and Secretary of
                  HP
          23.4    -- Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
          24.1    -- Power of Attorney
          99.1    -- Form of Proxy

     (b) Financial Statement Schedules

     None.

     (c) Reports, Opinions and Appraisals

     None.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 24th day of October, 1995.

                                          HEWLETT-PACKARD COMPANY

                                          By        /s/  LEWIS E. PLATT

                                            ------------------------------------
                                                       Lewis E. Platt
                                                Chief Executive Officer and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Ann O. Baskins, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                        DATE
----------------------------------------   --------------------------------   ------------------
          /s/  LEWIS E. PLATT              Chairman of the Board and Chief    September 28, 1995
----------------------------------------   Executive Officer and Director
             Lewis E. Platt                (Principal Executive Officer)
         /s/  ROBERT P. WAYMAN             Executive Vice President,            October 24, 1995
----------------------------------------   Finance and Administration and
            Robert P. Wayman               Chief Financial Officer
                                           (Principal Financial Officer)
       /s/  RAYMOND W. COOKINGHAM          Vice President and Controller        October 24, 1995
----------------------------------------   (Principal Accounting Officer)
         Raymond W. Cookingham
        /s/  THOMAS E. EVERHART            Director                           September 29, 1995
----------------------------------------
           Thomas E. Everhart
           /s/  JOHN B. FERY               Director                           September 29, 1995
----------------------------------------
              John B. Fery
        /s/  JEAN-PAUL G. GIMON            Director                             October 24, 1995
----------------------------------------
           Jean-Paul G. Gimon
                                           Director
----------------------------------------
          Richard A. Hackborn

               SIGNATURE                                TITLE                        DATE
----------------------------------------   --------------------------------   ------------------
         /s/  HAROLD J. HAYNES             Director                              October 4, 1995
----------------------------------------
            Harold J. Haynes
         /s/  WALTER B. HEWLETT            Director                           September 30, 1995
----------------------------------------
           Walter B. Hewlett
       /s/  SHIRLEY M. HUFSTEDLER          Director                           September 28, 1995
----------------------------------------
         Shirley M. Hufstedler
       /s/  GEORGE A. KEYWORTH II          Director                             October 24, 1995
----------------------------------------
         George A. Keyworth II
         /s/  DAVID M. LAWRENCE            Director                             October 24, 1995
----------------------------------------
           David M. Lawrence
        /s/  PAUL F. MILLER, JR.           Director                             October 24, 1995
----------------------------------------
          Paul F. Miller, Jr.
           /s/  SUSAN P. ORR               Director                              October 2, 1995
----------------------------------------
              Susan P. Orr
                                           Director
----------------------------------------
         David Woodley Packard
        /s/  DONALD E. PETERSEN            Director                             October 24, 1995
----------------------------------------
           Donald E. Petersen

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                          DESCRIPTION
-----------   ----------------------------------------------------------------------------------
 2.1          Agreement and Plan of Merger dated as of September 21, 1995, among the Registrant,
              Convex and Subsidiary (included as Annex A to Proxy Statement/Prospectus which is part of this Registration Statement)
 5.1*         Opinion re: legality
 8.1*         Opinion re: tax matters
23.1          Consent of Price Waterhouse LLP, independent accountants
23.2          Consent of Ernst & Young LLP, independent auditors
23.3*         Consent of D. Craig Nordlund, Associate General Counsel and Secretary of HP
              (included in Exhibit No. 5.1)
23.4*         Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (included in Exhibit No. 8.1)
24.1          Power of Attorney (included on page II-3 of this Registration Statement)
99.1          Form of Proxy

---------------
* To be filed by amendment.